                             PACIFIC MEDICAL CENTER





                                 LEASE AGREEMENT

                                     BETWEEN

                                WRC.COM TOWER LLC

                                    LANDLORD

                                       AND

                                AMAZON.COM, INC.

                                     TENANT

                                 LEASE AGREEMENT

                             PACIFIC MEDICAL CENTER

        THIS LEASE made this 31st day of August, 1998 between WRC.COM TOWER LLC, a Washington limited liability company ("Landlord"), and AMAZON.COM, INC., a Delaware corporation ("Tenant").

        As parties hereto, Landlord and Tenant agree:

        1. LEASE DATA AND EXHIBITS. The following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

               (a) Building: Known as Pacific Medical Tower, or such other name as Landlord and Tenant may, pursuant to Section 37(k) below, designate from time to time, situated on the Land more particularly described in Section 2 hereof, with an address of 1200 - 12th Avenue S., Seattle, WA 98144.

               (b) Premises: Consisting of all of Floors one (1) through twelve
(12) of the Building (excluding approximately 3,532 rentable square feet on Floor 1) and an entrance lobby with adjacent space totaling approximately 3,590 rentable square feet on the basement floor of the Building, as outlined on the floor plans attached hereto as Exhibit A-1, including tenant improvements, if any, as described in Exhibit B and approximately 1,924 usable square feet of Tower Storage Space on Floor 13.

               (c) Tenant's Pro Rata Share: Landlord and Tenant agree that, for purposes of this Lease, the rentable area of the Premises is deemed to be 184,040 net rentable square feet and Tenant's Pro Rata Share of the Building is deemed to be 71.5%. Landlord and Tenant have agreed that these figures shall remain fixed and shall not be subject to any further challenge or adjustment, provided that the rentable area of the Premises shall be subject to adjustment upon the occasion of any addition to or deletion from the Premises, and Tenant's Pro Rata Share of the Building shall also be subject to modification if the size of the Building is modified. In calculating Tenant's Pro Rata Share for future adjustments, storage areas shall be excluded in both the calculation of the net rentable area of the Premises and the net rentable area of the Building.

               (d) Basic Plans Delivery Date: See Exhibit B.

               (e) Final Plans Delivery Date: See Exhibit B.

               (f) Commencement Date: The Commencement Date shall be as specified in Section 3. The term "Commencement Date" and definitions applicable thereto are more fully defined in Section 3.

               (g) Expiration Date: Midnight on the day immediately preceding the tenth (10th) annual anniversary of the Commencement Date.

               (h) Rent: Rent shall commence (i) on the Commencement Date, as to the First Phase Floors (defined in Section 3); (ii) the date which is five (5) days after the date the Second Phase Floors and any Deferred Phase Floors (as defined in Section 3) are delivered to Tenant pursuant to Section 3, as to each such phase. If less than all of the First Phase Floors or Second Phase Floors are delivered as provided in Section 3(i) below, Rent shall commence as to the portion so delivered five days after Premises Delivery for such floors. Rent is payable monthly on or before the first day of each month. Rent for each month of the Lease term shall be one-twelfth (1/12) of the annual rent calculated by multiplying the applicable rental rate times the number of rentable square feet within the Premises, as set forth below:

             Lease Years                       Rent Per Net Rentable Square Foot
             -----------                       ---------------------------------
                1 - 5                                    $17.25

                6 - 10                                   $19.25

        A Lease Year shall be the annual period commencing on the Commencement Date and on each subsequent annual anniversary of the Commencement Date.

        The above Rent does not apply to the 1,924 usable square feet of storage space (the "Tower Storage Space") on Floor 13. Rent for the Tower Storage Space shall be twelve dollars ($12) per usable square foot for the first five (5) Lease Years, and thirteen dollars ($13) per usable square foot for the second five (5) Lease Years. Rent on the Tower Storage Space shall be adjusted to market rates during the Extension Terms (as defined below). Rent for the Tower Storage Space shall commence upon the Commencement Date.

               (i) Security Deposit/Letter of Credit: $35 per square foot for each net rentable square foot of the Premises in the form of cash, a pledge of marketable securities or a letter of credit as provided in Section 6 below (initially $6,441,400, based upon 184,040 net rentable square feet).

               (j) Base Year: Intentionally omitted.

               (k) Agency Disclosure: At the signing of this Lease Agreement, the Landlord's Leasing Agent, Wright Runstad & Company, represented Landlord. The listed Tenant's agent, Ed Curtis, of Washington Partners, represented Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to him/her in this transaction. (As required by WAC 308-124D-040).

               (1) Parking: Landlord shall provide and Tenant shall pay for and have the right to use a total of 267 exclusive parking spaces on the Property, on the lots north of the Building and in the existing parking garage south of the Building. Landlord may designate up to 25 of such spaces to be in the existing parking garage south of the building, and the other parking spaces shall initially be surface parking on the Property and on the lots north of the Building. In addition, Landlord shall provide 11 designated short term or transient parking stalls at no charge for visitors of Tenant in the vicinity of the Building. The use of such short term or transient parking stalls shall be governed by the terms of the REA (as defined below) and initially shall be in the location designated on Exhibit F. If Tenant desires any additional short term/transient parking stalls, it may utilize its own surface or garage parking stalls for that purpose. Surface parking rates shall be $75.00 plus applicable sales/use tax (if any) per stall per month and garage parking rates shall be $125 plus applicable sales/use tax (if any) per stall per month. Each date on which Landlord delivers portions of the Premises to Tenant pursuant to Section 3, Tenant shall commence payment for a pro-rata share of the total parking, based on the ratio the rentable square footage of the delivered floors bears to the total rentable square footage of the Premises (exclusive of Storage Space). Tenant shall have the right to choose, on each such delivery date, how many spaces for each added increment shall be surface parking spaces and how many shall be parking garage spaces. Payment for parking spaces shall be due with the payment of rent as provided herein.

               The parties acknowledge that Landlord contemplates the construction of a new parking facility near the Building. If such new parking facility is constructed, Landlord shall have the right to designate and provide any or all of the above-mentioned 267 exclusive parking spaces and the 11 designated short term/transient parking spaces in the new parking garage, provided that Landlord may require Tenant to use parking spaces in the new garage in lieu of parking spaces on the Property and on the lots north of the Building only if new development is undertaken on the lots north of the Building. Parking rates in the new parking facility shall be $125 plus applicable sales/use tax (if any) per stall per month. However, if Landlord requires Tenant to use parking spaces in the new parking garage, Tenant shall also have the right to use any additional parking in the lots north of the building while available (i.e. until utilized for construction, permanent building, landscaping or similar purposes) at a rate of $75 per month.

               In addition, Landlord reserves the right to provide temporary replacement parking for some of the surface parking spaces on the lots north of the Building if a portion of the surface parking area is needed for construction or construction staging for the development of the new parking garage. Such temporary replacement parking may be off site, provided that if replacement parking is more than 1/4 mile from the Premises, Landlord agrees to provide (at Landlord's expense) shuttle service between the Premises and such off site parking area.

        In the event Tenant exercises its right of first opportunity or right of first offer set forth below to lease additional space in the Building, and to the extent additional parking is then available, Tenant shall be obligated to lease from Landlord an additional 1.5 parking spaces for each 1,000 rentable space feet of additional space leased by Tenant (rounded to the next whole number of parking spaces and with a credit for any north lot spaces voluntarily taken by Tenant pursuant to the last sentence of the second paragraph of this subsection while such spaces are available). Such spaces may be on the Property, in the north lot, the existing parking garage or the new parking facility, as designated by Landlord.

        WRC.Com Development LLC, a Washington limited liability company, an affiliate of Landlord and the current ground lessee of the lots north of the Building, hereby joins in this Lease solely for purposes of binding itself to the provisions of this Lease applicable to parking in the lots north of the Building for so long as Landlord is required to provide such parking pursuant to the terms of this Lease.

               (m) Notice Addresses:

                   Landlord:            WRC.COM TOWER LLC
                                        1191 Second Avenue, Suite 2000
                                        Seattle, Washington 98101
                                        Attention: Jon Nordby

                   Tenant:              Prior to Commencement Date:

                                        Amazon.Com, Inc.
                                        1516 Second Avenue
                                        Seattle, Washington 98101
                                        Attention: General Counsel

                                        After Commencement Date:

                                        Amazon.Com, Inc.
                                        1200 12th Avenue South
                                        Seattle, Washington 98144
                                        Attention: General Counsel

               (n) Payment Address:     WRC.COM TOWER LLC
                                        1191 Second Avenue, Suite 2000
                                        Seattle, Washington 98101

               (o) Gentle Dental Adjustment. A portion of Floor One of the Building is currently leased to Gentle Dental Services Corporation ("Gentle Dental") under Lease Agreement dated August 1, 1997 (the "Gentle Dental Lease"). The Gentle Dental Lease currently covers approximately 3,532 square feet on Floor 1, with limited options to expand to a total of 7,773 square feet on Floor 1.

               Landlord is currently negotiating with Gentle Dental to seek either (i) an early termination of the Gentle Dental Lease, or (ii) a termination of the expansion option. All of the figures and calculations set forth in this Lease are based upon the assumption that the Gentle Dental Lease continues as to Floor 1 but that the expansion option is terminated.

               If Landlord is successful in obtaining an early termination of the Gentle Dental Lease, the Premises will be expanded to include all of Floor 1, and the other provisions of this Lease based upon the size of the Premises shall be adjusted accordingly (i.e. Rent, Tenant's Pro Rata Share, Security Deposit, Allowance, etc.). If Landlord is not successful in obtaining either a termination of the Gentle Dental Lease or a termination of the expansion option, the Premises shall not include any portion of the space subject to the Gentle Dental Lease (including the expansion space) and the other provisions of the Lease based upon the size of the Premises shall be adjusted accordingly.

               (p) Exhibits: The following exhibits or riders are made a part of this Lease:

                       Exhibit A-      Legal Description of Land

                       Exhibit A-1     Floor Plan of Premises

                       Exhibit B -     Tenant Improvements

                       Exhibit C -     Addendum to Lease

                       Exhibit D -     Base Building Specifications

                       Exhibit E -      Subordination, Attornment and
                                        Non-Disturbance Agreement Form

                       Exhibit F -      Location of Transient Parking Spaces

                       Exhibit G -      Projected 1999 Taxes and Operating Costs

                       Exhibit H -      List of Restriction Documents

                       Exhibit I -      Arbitration

                       Exhibit J -      Formula to Determine Landlord's Early
                                        Replacement Cost

                       Exhibit K -      Pet Policy

        2. PREMISES: Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section l(b) hereof as shown on the Plans referenced in Exhibit A-1 attached hereto and incorporated herein. In addition, Tenant shall also have the aforementioned parking rights and rights of ingress and egress over common areas in the Building and the land ("Land") more particularly described on Exhibit A attached hereto, together with the right to use the large green "Commons" area in the center of the campus of which the Land is a part. All of Tenant's rights in and over the Land and the Commons shall be subject to the provisions of that certain Reciprocal Easement Agreement dated of approximately even date herewith ("REA"), a copy of which Tenant acknowledges having had the opportunity to review.

        Landlord does not own the Building and Land but leases them pursuant to that certain Tower, and Adjacent Property Lease dated August 26, 1998 (the "Ground Lease") between Pacific Hospital Preservation and Development Authority, a Washington public authority ("PMC") as landlord and Landlord as tenant. This lease is therefore actually a sublease and subject and subordinate to all of the terms and conditions of the Ground Lease. For convenience, this sublease is referred to herein as this "Lease." Notwithstanding the foregoing, nothing in the Ground Lease shall modify or excuse Landlord's obligations to Tenant under this Lease.

        Landlord shall cause to be executed, concurrent with full execution of this Lease, an agreement by PMC acknowledging that this Lease is in compliance with all requirements of the Ground Lease, and agreeing that, in the event the Ground Lease is terminated for any reason, this Lease shall become a direct lease between Tenant and PMC without further action by either party, and provided only that PMC shall not be liable for (i) any claims against the Landlord under this Lease accruing prior to the date this Lease becomes a direct lease between Tenant and PMC, or (ii) any initial construction or allowance obligations under this Lease.

        "Net rentable square feet", "rentable area", and similar terms used herein when applied to future calculations or adjustments shall mean "Rentable Area" as defined in BOMA American National Standard Z6.1-1996.

                CONSTRUCTION; COMMENCEMENT AND EXPIRATION DATES:

               (a) Completion of Construction: Landlord will at its sole cost and expense proceed in good faith with all due diligence to obtain all permits and approvals, and complete all work necessary to deliver the Premises with the Base Building Specifications described in Exhibit D ("Landlord's Work") completed. Tenant improvements with respect to the Premises ("Tenant Improvements") shall be constructed pursuant to Tenant's plans for the Premises approved by Landlord to the extent and in the manner set forth in Exhibit B. Landlord shall enter into the contract with the Tenant Improvement contractor, who shall be selected in accordance with the provisions of Exhibit B. Tenant is aware that its selection of a Tenant Improvements contractor other than the contractor engaged by Landlord to perform Landlord's Work could cause delays in completion of the Tenant Improvements.

               (b) Payment for Tenant Improvements: Tenant shall receive from Landlord an allowance ("Allowance") of up to Twenty Five Dollars ($25.00) per square foot of net rentable area in the Premises (excluding Storage Space) as a credit against the cost of the Tenant Improvements and paid as follows:

               (i) The Allowance may be applied to all costs of the Tenant Improvements, including design (architectural and engineering) and construction fees. The Allowance shall be paid by Landlord upon receipt of invoices for work actually performed or materials supplied.

               (ii) Any portion of the Allowance not used for Tenant Improvements with respect to the Premises shall not be available or paid to Tenant.

               (iii) All costs of designing and constructing the Tenant Improvements in excess of the Allowance shall be borne solely by Tenant, except that Landlord agrees to provide Tenant with an additional allowance of up to Ten Dollars ($10.00) per rentable square foot, excluding Storage Space (the "Additional Allowance"), which amount shall be repaid by Tenant in twelve (12) equal monthly installments as Additional Rent of $1.29 per rentable square foot per year for ten (10) years for each $ 1.00 of the Additional Allowance per rentable square foot used by Tenant, prorated for amounts that are not in even $1.00 increments. For example, if Tenant uses the full $10.00 per rentable square foot Additional Allowance, Rent shall be increased by $1.29 per rentable square foot per year for ten (10) years. If Tenant elects to use some or all of the Additional Allowance, Tenant shall so notify Landlord in writing prior to commencement of construction of the Tenant Improvements or prior to execution of a change order that would require use of some or all of the Additional Allowance.

               (iv) If the budgeted cost of designing or constructing the Tenant Improvements exceeds the sum of the Allowance and the Additional Allowance (if any), all disbursements of the allowances hereunder for the Tenant Improvements shall be shared by Landlord and Tenant in proportion to their estimated sharing of the total costs of the Tenant Improvements. Landlord may adjust that sharing ratio from time to time if the cost of completing the Tenant Improvements has increased pursuant to change orders approved by Landlord and Tenant. Amounts required to be paid by Landlord or Tenant hereunder shall be paid by the applicable party on a monthly basis no later than the date required under the construction contract for payment for the costs of the specific Tenant Improvements. However, in connection with the construction of the Tenant Improvements, Landlord shall not be required to incur costs in excess of the Allowance and the Additional Allowance, if any.

        (c) Commencement Date: The Commencement Date of this Lease shall be the date which is five (5) days after the earlier of (i) the date of Premises Delivery as to the First Phase Floors (defined below) or, if applicable, the Initial Minimum Delivery as provided in Section 3(i) below, or (ii) the date on which Premises Delivery as to the First Phase Floors would have occurred but for Tenant Delays. If the Commencement Date does not occur by the projected First Phase Projected Delivery Date set forth below, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom except as specifically provided in this Section 3. Landlord and Tenant shall use their best efforts to achieve Premises Delivery in accordance with this Section 3 and with Exhibit B attached hereto on the date(s) specified herein or as soon thereafter as practicable.

        (d) Selection of Contractor. The date of Premises Delivery may be affected by which contractor is selected to construct the Tenant Improvements. If Tenant selects a contractor other than the contractor engaged by Landlord to perform Landlord's Work, any delays in Premises Delivery (based upon the schedule to complete the Tenant Improvements as proposed by the contractor performing the Landlord's Work in relation to the actual Premises Delivery and after adjustment for any delay (other than Tenant Delays) that would have been experienced had Landlord's contractor performed the work) shall constitute a Tenant Delay. All of the projected Premises Delivery dates are subject to the delay provisions contained in Section 3 below. The contractor so selected to construct the Tenant Improvements shall be hereinafter referred to as the "Tenant Improvement Contractor."

        (e) Premises Delivery. As used herein, "Premises Delivery" as to the First Phase Floors, the Second Phase Floors and any Deferred Phase Floors shall mean the earlier of (i) the date Tenant first occupies the applicable phase for any beneficial purpose other than tenant finish work or installation of utilities, data lines, telephone lines, cabling, wiring, or furniture, fixtures or other equipment, or (ii) the date of Landlord's delivery of such phase to Tenant with all Landlord's Work and Tenant Improvements Substantially Complete. The "First Phase Floors" shall mean the lobby area on Floor 1, all of Floors 6, 7, 8, 9 and 10, Floors 11 and 12 unless Landlord elects to include Floors 11 and 12 in the Second Phase, and that portion of the 3,590 square feet of space on the basement floor not needed for construction and construction access purposes. The "Second Phase Floors" shall mean the remaining applicable portion of Floor 1, all of Floors 2 and 4, Floors 11 and 12 if not included in the First Phase, and Floors 3 and 5 and the remaining applicable portion of the basement space unless Landlord elects to include Floors 3 and 5 and the remaining applicable portion of the basement space as Deferred Phase Floors. The "Deferred Phase Floors" shall mean Floors 3 and 5 and the remaining applicable portion of the basement space if Landlord elects to exclude such space from the Second Phase as provided below.

        Landlord may deliver the First Phase Floors to Tenant upon sixty (60) days prior written notice to Tenant and the Second Phase Floors and any Deferred Phase Floors upon seventy-five (75) days prior written notice to Tenant for each such phase, provided (i) Landlord may not deliver the First Phase Floors prior to April 1, 1999 without the prior approval of Tenant, and (ii) Landlord may not deliver the Second Phase Floors prior to June 1, 1999 (July 1, 1999 if Landlord exercises the Deferral Option set forth in subsection (i) below) without the prior approval of Tenant.

        With the 60-day delivery date notice for the First Phase Floors, Landlord shall advise Tenant in writing whether Floors 11 and 12 will be included in the First Phase. If Landlord does not include Floors 11 and 12 in the First Phase, Floors 11 and 12 shall automatically be included in the Second Phase. With the 75-day delivery date notice for the Second Phase Floors, Landlord shall advise Tenant in writing whether Floors 3 and 5 and the remaining applicable basement space will be included in the Second Phase. If Landlord does not include such space in the Second Phase, such space shall automatically become the Deferred Phase Floors.

        Except as expressly set forth in subsection (i) below, Landlord may deliver portions of the Premises as to a full phase only, unless Tenant otherwise agrees in writing.

        The event referred to herein as "Substantial Completion" (or the condition referred to herein as "Substantially Complete") as to a phase shall mean the event or condition of "substantial completion" as that term is used in the construction industry, as to all the space in such phase. The date a phase is Substantially Complete shall be as certified by the architect engaged to design the Tenant Improvements (the "TI Architect), in the TI Architect's reasonable opinion, in writing (using AIA Form G704) with a copy to Tenant, and shall not occur or exist until the applicable governmental building inspector has checked off the applicable portion of the Premises as Approved for Occupancy on the Building Inspection Report (as those terms are used by the applicable inspection entities of the City of Seattle). If either party disputes the date certified by the TI Architect as the date of Substantial Completion for a particular phase, it must notify the other party within five (5) days after receipt of the TI Architect's certification (or within five (5) days of the date Landlord believes to be the date of Substantial Completion for the applicable phase, if the Architect will not so certify). As part of the process of certification of Substantial Completion of a particular phase, Landlord shall schedule an inspection (on not less than five (5) days prior notice), which inspection shall be attended by Tenant, Landlord, the TI Architect and the architect engaged to design the building shell improvements (the "Shell Architect"). Following such inspection (and as part of the certification of Substantial Completion), the TI Architect shall prepare a "punchlist" (the "Construction Punchlist") as such term is used in the construction industry. The existence of defects of a nature commonly found on a punchlist shall not postpone Substantial Completion of a particular phase or of the Commencement Date or result in a delay or abatement of Tenant's obligation to pay Rent or give rise to a damage claim against Landlord. Landlord shall complete all items on the Construction Punchlist within thirty (30) days after preparation thereof or commence completion of those items which are not possible to complete within thirty (30) days, provided that if the Construction Punchlist is for a phase that is Substantially Complete prior to Premises Delivery for that phase, and the item is such that it is most efficiently completed as part of Premises Delivery or of completion of the Construction Punchlist on a later phase, then Landlord may complete such Construction Punchlist item within thirty days of Premises Delivery for such later phase. Tenant shall be entitled, for ten (10) days following Tenant's commencement of beneficial occupancy of a particular phase, to request the TI Architect to supplement the initial Construction Punchlist for such phase with additional Construction Punchlist items, provided that no new defect caused by Tenant, its employees, agents, contractors, customers or invitees may be included in or added to the Construction Punchlist. Landlord shall (i) at or before Premises Delivery provide Tenant with keys and a keying schedule and with Building systems and safety manuals. Any work required under the Construction Punchlist shall be paid for, to the extent required, in the same manner (and by the same party(ies) responsible for payment for the affected work), provided that the costs paid for by Landlord with respect to the Tenant Improvements shall in no event exceed the amount of the Allowance and the Additional Allowance, if any.

        With Premises Delivery as to the First Phase Floors, Landlord shall use reasonable efforts to make available at no additional charge to Tenant for temporary bicycle parking the temporary storage building adjacent to the Building. Tenant may use such storage building for bicycle parking only until Premises Delivery has occurred as to the entire Premises.

        (f) Building Systems and Common Areas. Premises Delivery shall not be deemed to occur as to a particular phase until the following conditions shall have been satisfied by Landlord:

               (i) The utility and other systems servicing the phase and necessary for the operation of that phase or Tenant's occupancy and full enjoyment of that phase (such as elevator service, plumbing, heating, ventilating, air conditioning, electrical and security systems) shall be in good order and operating condition except for (A) details of construction, decoration and mechanical adjustments which do not materially interfere with Tenant's use of the phase, and (B) any part thereof the non-completion of which shall be due to Tenant Delay, provided, however, (a) as to Premises Delivery of the phases before the delivery of the last phase, only those elevators designed in the Plans as early use elevators (and not all elevators) will be available for access to such phases (the other elevators will be used for construction of the other phases), and

               (ii) The first floor lobby of the Building and the entrances and public portions (including the garage and surface parking areas), stairways, corridors and elevators (but only the early use elevators until Premises Delivery for the entire Premises) of the Building, shall have been finished (except for details of construction, decoration and mechanical adjustments which do not materially detract from the appearance of such areas or materially interfere with their use for normal purposes) and shall be in a clean and orderly condition affording reasonable access to all portions of the Premises, or would be in such condition but for Tenant Delay. However, the freight elevator will be repaired/replaced only after Premises Delivery for the entire Premises, and one of the general Building elevators will be used for freight purposes during such time,

        (g) Tenant Delay. As used herein, the term "Tenant Delay" shall mean, as to any delay experienced by Landlord in its work on the Building or the Tenant Improvements, (a) any interference or delay caused by occurrences within the reasonable control of Tenant not otherwise permitted under this Lease (i.e. permitted Tenant approval and construction processes applied within scheduled time period shall not be deemed Tenant Delay); (b) any delay caused by Tenant's failure or refusal to furnish plans, or approve or disapprove plans for the Tenant Improvements, within the periods set out in Exhibit B; (c) any delay attributable to changes in or additions to Landlord's plans requested by Tenant beyond the approval process set forth in Exhibit B; (d) any other delay in acts of Tenant required under Exhibit B, or (e) selection of a Tenant Improvement contractor other than the contractor selected by Landlord to perform Landlord's Work, provided that the foregoing clauses (a) through (e) shall apply only to the extent that such delay, notwithstanding Landlord's reasonable best efforts to mitigate the delay, actually delays the date of Premises Delivery. Tenant Delay shall not include delays caused by revisions to Tenant's Plans to meet historic preservation requirements as set forth in Section 3(m) below.

        Landlord shall notify Tenant as soon as reasonably possible when Landlord becomes aware of an event constituting Tenant Delay. Such notice shall include a description of the matter constituting Tenant Delay, and Landlord's good faith estimate of the potential amount of Tenant Delay. Landlord also agrees to meet and cooperate with Tenant to seek opportunities to minimize Tenant Delay.

        (h) Landlord Delay. As used herein, the term "Landlord Delay" shall mean
(a) any interference or delay caused by occurrences within the reasonable control of Landlord not otherwise permitted under this Lease, or (b) any delay caused by Landlord's failure or refusal to either approve or disapprove Tenant's plan for Tenant Improvements, or to furnish plans, as and within the time periods specified in Exhibit B hereto, or (c) any delay attributable to changes in or additions to Landlord's Work or Tenant Improvements requested by Landlord (including changes under Section 3(m) below) or on account of interference by Landlord or its contractors, employees or agents, or (d) any delay in Landlord or Landlord's contractor giving approvals, consents, prices or quotes, or taking other action with respect to Landlord's Work or Tenant's Improvements, all as required or contemplated under Exhibit B; provided that the foregoing clauses
(a) through (d) shall apply only to the extent that such delay, notwithstanding Tenant's reasonable best efforts to mitigate the delay, actually delays the date of Premises Delivery. Tenant shall notify Landlord as soon as reasonably possible when Tenant becomes aware of an event constituting Landlord Delay which notice shall include a description of the matter constituting Landlord Delay and Tenant's good faith estimate of the potential amount of Landlord Delay.

        Landlord shall promptly correct or cause to be corrected all defects in Landlord's Work and Tenant Improvement work performed by the Tenant Improvement Contractor, and all failures of such work to conform to the plans and specifications for such work which have been agreed upon by Landlord and Tenant, which defects or non-conformities are discovered before or within one year after the date upon which Tenant first occupies each phase of the Premises. Landlord shall bear all costs of correcting Landlord's Work and, to the extent caused by the act or omission of Landlord, the Tenant Improvements. Landlord shall cooperate with Tenant, at no additional cost to Landlord, in establishing warranties within the construction contracts for Landlord's Work and Tenant Improvements, including such reasonable extended warranties for items such as roof and HVAC as Tenant may reasonably request. Landlord and Tenant shall each give the other prompt written notice after discovering the existence of any such defects or non-conformities in Landlord's Work and Tenant Improvements.

        (i) Projected Delivery Dates; Delay Penalties. Landlord presently projects issuance of building permits for shell and core renovation to be September 15, 1998 ("Shell Permit Issuance"). Landlord shall include Tenant's Representative in all construction and construction scheduling meetings.

        The First Phase Floors Projected Delivery Date is sometime in the month of April, 1999 (with 60 days prior notice as provided in subsection (e) above). The Second Phase Floors Projected Delivery Date is sometime in the month of June, 1999 (with 75 days prior written notice as provided in subsection (e) above). Upon written notice to Tenant on or before December 31, 1998, Landlord may elect to defer the Second Phase Floors Projected Delay Date to sometime in the month of July (with 75 days prior written notice as provided in subsection
(e) above) (the "Deferred Option"). The Deferred Phase Floors Projected Delay Date (if any) shall be within 60 days of delivery of the Second Phase Floors (with 75 days prior written notice as provided in subsection (C) above).

        If Landlord has not achieved Premises Delivery as to the lobby on Floor 1, all of Floors 6, 8, 9 and 10, and that portion of the 3,590 square feet of space on the basement floor not needed for construction and construction access purposes (the "Minimum Initial Delivery") on or before May 31, 1999, or if Landlord has not achieved Premises Delivery as to the remaining applicable portion of Floor 1 and Floors 2, 4 and 7 (the "Minimum Subsequent Delivery") on or before July 31, 1999 (August 31, 1999 if Landlord has exercised the Deferral Option as provided above), or if Landlord has not achieved Premises Delivery as to all of the remaining Premises by October 31, 1999 (each an "Outside Delivery Date"), then

               (i) Landlord shall use its reasonable best efforts to provide or secure for Tenant alternative space or expansion space if and to the extent required by Tenant's inability to obtain holdover rights from its existing landlords, such space to be within the downtown Seattle area and reasonably acceptable to Tenant, and Landlord shall pay to the landlord of such alternative or expansion space (whether such space is provided or secured by Landlord or through Tenant's own efforts) the differential in base rent and additional rent required over the amount of base rent and additional rent that Tenant would have otherwise paid in the Premises had such delay not occurred;

               (ii) Landlord shall pay, and shall indemnify, defend and hold Tenant harmless from and against, any holdover rent premiums or other rent differential (excluding nominal base rent and any consequential damages payable to Tenant's current landlords) accruing from and after the date Landlord is obligated to deliver the completed Premises to Tenant, subject to the extensions described above; and

               (iii) Landlord shall pay all third party costs of a second move, if required by Tenant, which costs shall include without limitation cabling and utility installation costs (at a cost not to exceed $3.00 per rentable square foot for cabling costs) in any alternative or expansion space into which Tenant moves pending completion of the Premises.

                    Tenant shall use reasonable efforts to attempt to mitigate these damages if delays occur for Premises Delivery.

                    Notwithstanding the foregoing, the Outside Delivery Deadlines set forth above shall be subject to extension for (i) Tenant Delay,
(ii) scheduled build out delivery, if the good faith estimated schedule to construct the Tenant Improvements based upon the Final Plans is more than an average of 10 weeks for each floor in each phase (based upon the staffing assumptions in the current Project Schedule) (15 weeks as to Floor 2), and (iii) a delay of up to 4 months caused by Force Majeure, In addition, at any time prior to February 28, 1999, Landlord may elect upon written notice to Tenant to extend the Outside Delivery Date for the Minimum Initial Delivery from May 31, 1999 to June 30, 1999, but only if (i) Landlord experiences delays in obtaining permits and approvals for Landlord's Work and the Tenant Improvements beyond the number of days set forth in the Project Schedule to obtain such permits and approvals, and (ii) Landlord reimburses Tenant for 50% of the rent required to be paid by Tenant to its existing landlord for a one month extension of its current lease in the TRA Building (to June 30, 1999). The Project Schedule shall be the schedule initialed by Landlord and Tenant simultaneously with the execution of this Lease.

                    Notwithstanding the provisions of subsection (e) above, if Landlord has achieved Premises Delivery as to the Minimum Initial Delivery (but not the entire First Phase Floors) on or before May 31, 1999 (June 30, 1999 if extended as provided above), Tenant must take delivery of the Minimum Initial Delivery on May 31, 1999 (June 30, 1999 if extended), notwithstanding that the entire First Phase Floors have not been completed. Similarly, if Landlord has achieved Premises Delivery as to the Minimum Subsequent Delivery on or before July 31, 1999 (August 31, 1999 if Landlord has exercised the Deferral Option), Tenant must take delivery of the Minimum Subsequent Delivery on July 31, 1999 (August 31, 1999 if Landlord has exercised the Deferral Option), notwithstanding that the entire Second Phase Floors have not been completed. If Tenant has been required to take delivery of the Minimum Subsequent Delivery as provided herein, Tenant shall not be required to accept delivery of any portion of the remaining Premises except upon Premises Delivery as to the entire remaining Premises.

               (j) Confirmation of Commencement Date: Within ninety (90) days after Premises Delivery as to the First Phase Floors (or the Minimum Initial Delivery, if applicable) Landlord and Tenant shall confirm the Commencement Date in writing.

               (k) Expiration Date: This Lease shall expire on the date specified in Section l(g).

               (1) Force Majeure: For purposes of this Lease, Force Majeure shall mean and include all matters beyond the reasonable control of Landlord (financial inability excepted), including weather, strikes, lack of labor or materials, war, insurrection, riots, and other natural disasters, and similar matters. However, for purposes of calculating the Outside Delivery Dates, Force Majeure shall not include any delays in obtaining permits and approvals for Landlord's Work and the Tenant Improvements.

               (m) Historic Tax Credit Matters. Tenant acknowledges that Landlord intends to seek qualification for historic tax credits for all or portions of Landlord's Work and the Tenant Improvements, and Tenant agrees to cooperate with the reasonable requests of Landlord with respect thereto. However, if Landlord requires changes in Tenant's Plans in connection with seeking qualification for historic tax credits based upon the review of such plans by the State Office of Archeology and Historic Preservation or the National Parks Service, (i) Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to make such changes (including additional construction costs, if any, to incorporate such changes into Tenant Improvements), and (ii) any delays in making such changes shall constitute Landlord Delay, and shall not be Tenant Delay or constitute Force Majeure hereunder.

        4.      TERMINATION; CONDITIONS PRECEDENT:

               (a) Landlord anticipates that commencement of construction of Landlord's Work and Tenant Improvements shall occur on or before the date that is ten (10) weeks after Tenant has delivered to Landlord four (4) sets of Final Plans for the First Phase Floors, complete and ready for building permit submission, pursuant to Exhibit B. If, notwithstanding Landlord's reasonable best efforts (including reasonable efforts to obtain permits, secure financing and qualify for historic tax credits), Landlord has not commenced construction of Landlord's Work and the Tenant Improvements by January 31, 1999 (provided, however, that such date shall be extended for delays due to Tenant Delay), then, in such event, at its option, either Landlord or Tenant may, by notice in writing to the other within thirty (30) days thereafter, terminate this Lease without liability to the other, except as hereinafter provided. Termination under this Section 4(a) shall be the sole remedy at law or equity of Landlord and Tenant.

               (b) For the purposes of this Lease, "commencement of construction," "commenced construction," construction has commenced," "commencement of construction has occurred" and "commencing construction" shall mean Landlord has commenced work pursuant to a building permit for work defined in the construction documents for the renovation of the shell and core of the Building.

        5. RENT AND ADDITIONAL RENT: Tenant shall pay Landlord without notice the Rent stated in Section 1(h) hereof and Additional Rent as provided in
Section 9 and Section 10 and any other payments due under this Lease without deduction or offset (except as otherwise set forth in this Lease) in lawful money of the United States in advance on or before the first day of each month at

Landlord's Payment Address set forth in Section 1(n) hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent for any partial month at the beginning or end of the Lease term shall be prorated in proportion to the number of days in such month. All amounts which Tenant assumes or agrees to pay to Landlord pursuant to this Lease other than Rent shall be deemed Additional Rent hereunder and, in the event of nonpayment thereof, Landlord shall have all remedies provided for in the case of nonpayment of Rent.

        6. SECURITY DEPOSIT/CREDIT DEVICE: The Security Deposit shall be delivered to Landlord within twenty (20) days following the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (except as required by law) and as security for the performance of Tenant's obligations under this Lease. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearage of Rent, to repair damages to the Premises, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Commencing with the Second Lease Year, and on the first day of each subsequent Lease Year, and provided that Tenant is not then in default hereunder, the Security Deposit shall be reduced by $2.50 per rentable square foot of the Premises until the deposit is reduced to $10.00 per rentable square foot of the Premises. Any remaining Security Deposit if in cash may at Tenant's election be applied towards Rent during the last six months of the term (which if extended as provided in Exhibit C, shall be the last six months of such extended term). If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. Any assignment of this Lease by Landlord, whether voluntary or through involuntary assignment or transfer such as bankruptcy or foreclosure, shall automatically and without further action by either party cause an assignment of the Security Deposit (whether cash, marketable securities, or a letter of credit) to the assignee (and the parties shall execute such documents as necessary to reflect such assignment), and upon the assignee's assumption of Landlord's obligations under this Lease (including Landlord's obligations with respect to the Security Deposit), Landlord thereafter shall have no further liability for the return of such Security Deposit and in such circumstances Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned, Landlord shall, provided that Landlord has been furnished with a fully executed copy of the agreement assigning such Security Deposit, return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord returns the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

        At the option of Tenant, Tenant may elect to provide all or any portion of the Security Deposit in the form of a letter of credit (the "LOC"). The LOC shall be an irrevocable and unconditional letter of credit, issued by a financial institution with offices in Seattle, Washington, satisfactory to Landlord and with a term of at least one year, and drawable by Landlord upon presentation. Landlord may draw upon the LOC under the same terms and conditions as Landlord may apply a cash Security Deposit. In addition, Landlord may draw upon the LOC if Tenant fails to deliver to Landlord no later than thirty (30) days prior to the expiration date of the existing LOC a renewal or extension of the LOC for a term of not less than one year. Notwithstanding the foregoing, and unless a renewal or extension of the LOC has not been delivered to Landlord within 10 days prior to the expiration date of the existing LOC, Landlord will give Tenant 3 days prior written notice before drawing upon the LOC.

        If Tenant elects to post a LOC, Landlord agrees to reimburse Tenant for the actual costs incurred by Tenant to obtain the LOC, not to exceed one-half of one percent of the amount of the LOC. Such reimbursement shall be a one time expense only, and Tenant shall be responsible for all other costs of obtaining the LOC, including future renewal fees, if any.

        At the option of Tenant, Tenant may elect to provide all or any portion of the Security Deposit by pledging for the benefit of Landlord marketable securities with a value equal to the amount then required as the Security Deposit. The pledge shall be of short to intermediate term fixed income marketable securities, including money market funds, rated A- or better by Standard and Poors, or A3 by Moody's Investor Services, from Tenant's corporate cash investment portfolio. The pledged marketable securities shall be held by a bank or financial institution mutually approved by Landlord and Tenant as custodian for Landlord, either in a separate custodian account or as specially designated securities within a larger custodian account. The pledge must be in a form satisfactory to Landlord and provide Landlord with a perfected first lien security interest in the pledged securities. The pledge and custodian documents must also include a direct access authorization which would permit Landlord, without approval of Tenant, to authorize the sale of the securities and the withdrawal of the proceeds thereof (not to exceed the amount of the then required Security Deposit) for application by Landlord on the same terms and conditions as Landlord could draw on a LOC.

        Tenant shall be entitled to retain all interest and other income capital gains earned or generated by the pledged securities.

        At all times, the value of the pledged securities must equal or exceed the amount of the then required Security Deposit. If the value of the pledged securities drops below the amount of the then required Security Deposit, Tenant shall immediately add additional marketable securities to the pledge to increase the value of the pledged securities to equal or exceed the amount of the then required Security Deposit, and the failure of Tenant to do so within 3 business days of a written request from Landlord shall constitute a default hereunder.

        Tenant shall have the right to substitute additional marketable securities for the securities subject to the pledge, provided Landlord obtains a perfected first lien security interest in the substituted securities prior to the release of the pledged securities.

        The amount of the security deposit/credit device shall be reduced by 50% of the amount then posted (and the annual reduction amount shall be decreased by 50%) at such time as (i) Tenant has reported positive and increasing cash flow for four consecutive quarters of no less than $1,250,000 per quarter (for the purposes of this particular measure, cash flow shall be defined as aggregate company earnings before income taxes, depreciation and amortization), and (ii) Tenant has obtained an investment credit rating from Moody's Investor Services of at least Baa3 or from Standard and Poor's of BBB-. The amount of the security deposit/credit device shall be reduced to $0 immediately following the point at which (i) Tenant has reported positive and increasing cash flow for eight consecutive quarters of no less than $1,250,000 per quarter (again, cash flow shall be defined as aggregate company earnings before income taxes, depreciation and amortization), and (ii) Tenant has obtained an upper medium grade credit rating from Moody's Investor Services of at least A3, or from Standard and Poor's of A-.

        7. PARKING: Use of parking in the garage and adjacent surface parking lots by Tenant shall be subject to such reasonable non-discriminatory rules and regulations as Landlord may publish from time to time.

        8. USES: The Premises are to be used only for general office purposes, a data center, and other uses incident thereto ("Permitted Uses"), and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord, in its reasonable discretion, determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or is inconsistent with any restriction on use of the Premises, the Building, or the Land contained in any lease, mortgage, or other instrument or agreement by which the Landlord is bound or to which any of such property is subject, all as of the date of full execution of this Lease ("Restriction Documents"). Governmental laws and regulations general to the area that are not specific to the Building shall not be deemed Restriction Documents. Landlord shall list, in Exhibit H, all Restriction Documents of which it is aware. Landlord warrants to its knowledge, without independent duty of inquiry or investigation, that there currently are no Restriction Documents other than those listed on Exhibit H. The provisions of any Restriction Documents shall not affect, limit or reduce the obligations of Landlord under this Lease. Tenant shall not commit any act that will increase the then existing cost of insurance on the Building without Landlord's consent. Tenant shall promptly pay upon demand the amount of any increase in insurance costs caused by any act or acts of Tenant other than the permitted uses. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise, vibration or fumes. Landlord hereby consents to the installation, periodic testing, and use in an emergency of Tenant's backup generators or in locations reasonably approved by Landlord. Tenant shall not permit smoking in the Premises or in any other location in which smoking is prohibited under the REA; Landlord has designated all internal portions of the Building as a smoke-free zone. If any of Tenant's office machines or equipment should materially disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take other action as may be necessary to eliminate the disturbance. Subject to Landlord's responsibility with respect to initial delivery of the Premises, and except as may be inconsistent with Landlord's maintenance obligations pursuant to Section 11, Tenant shall comply with all laws relating to its use or occupancy of the Premises, including without limitation any laws relating to Tenant's modification of the Premises, and shall observe such reasonable non-discriminatory rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein.

        9.      SERVICES AND UTILITIES:

               (a) Standard Services: Landlord shall maintain or cause to be maintained in good order and repair and first-class condition the Premises and the core area of the Building, the structural portions of the Building, including elevators, plumbing, air conditioning, heating and electrical system, and the public and common areas of the Building, including lobbies, elevators, stairs, corridors and restrooms, except for fire and other casualty, including acts of God, and subject to the provisions of Section 13 pertaining to the repair or rebuilding of damaged or destroyed property. Landlord shall also maintain and keep in good order and repair the following in the Building: roof, all exterior doors, including any exterior plate glass within the Building, exterior surfaces of the Building (including but not limited to glass, stone and other material(s)), ventilating systems, elevators, janitor closets, escalators, telephone and electrical closets, public portions of the Building, balconies, landscaping, walkways, and, other than Tenant improvements, other interior portions of the Building above and below grade. Landlord covenants and agrees that alterations, repairs or additions shall be done with the least amount of interference to Tenant and with reasonable prior notice to Tenant, and, to the extent possible, such work shall be done after Normal Business Hours. Nothing contained herein shall be deemed to excuse or relieve Landlord from any liability for the negligence or willful misconduct of Landlord, its officers, agents, servants, employees, contractors, licensees or invitees.

               (b) Normal Business Hours: From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish to the Premises heat and air conditioning sufficient to maintain a comfortable interior temperature range between 69 and 72 degrees Fahrenheit. Landlord shall provide 24-hour per day HVAC service in the telephone and computer rooms pursuant to final construction documents; the capacity for which service shall be paid for by Tenant from the Tenant Allowance described in Exhibit B. If requested by Tenant, Landlord shall furnish heat and air conditioning at times, other than Normal Business Hours and the actual cost of such services shall be paid by Tenant as Additional Rent. If such additional services are reasonably estimated to advance the date on which the HVAC system requires replacement (i.e. excluding advancement of routine repairs and component replacements covered by the HVAC maintenance contract or otherwise passed through to Tenant as Operating Costs), then Landlord shall be entitled to charge Tenant an amount equal to the present value of Landlord's Early Replacement Cost, (an example calculation is attached as Exhibit J). During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises. The Normal Business Hours may be modified from time to time upon the mutual agreement of Landlord and Tenant.

               (c) interruption of Services: Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of any services or facilities provided by Landlord pursuant to this Lease due to any cause whatsoever, unless such variation, interruption or failure was due to the negligence or willful misconduct of Landlord, its officers, agents, servants, employees, contractors, licensees or invitees. No temporary interruption or failure of such services or facilities incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder; provided, however, if such interruption or failure shall continue for five (5) business days, Tenant's Rent hereunder shall thereafter abate to the extent the Premises are thereby rendered untenantable for Tenant's normal business operations until such services are restored. In the case of an interruption or failure due to Landlord's acts or omissions, or where the restoration thereof is within Landlord's control, and the interruption continues for more than ten (10) business days, then it shall be treated as an event of "Damage or Destruction" pursuant to Section 13. Landlord shall use its best efforts in good faith to respond quickly to any interruption of services and to minimize any disruption of Tenant's use of the Premises arising from any interruption or failure of such services or facilities.

               (d) Additional Services: The Building mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 4.0 watts per square foot (1.2 watts per foot for lights and 2.8 watts per foot for equipment). Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights.

               (e) Security: Landlord shall provide a security guard in the Building who will be available to escort Tenant's employees to their vehicle parked after hours on the surface parking lots adjacent to the Building. In addition, a card-key security system with an initial one thousand (1,000) cards shall be installed with card readers at the entrance to the Building and the elevators by Landlord and paid for as part of Landlord's Work. Card-key readers beyond the main entrance and the elevators may be installed at Tenant's cost. All such security services provided by Landlord (except the initial Landlord's
Work) shall be included in Operating Costs, as defined below.

               (f) Special Utility Providers. To the extent that the utility provider for a specified utility (e.g., electricity and fiberoptics) is subject to competitive selection by Tenant, Landlord or by the owner of the Building, then so long as (i) Tenant occupies at least seventy percent (70%) of the Building, (ii) the utility provider and system desired by Tenant will not create any materially increased risk of damage to Building systems, (iii) Landlord is entitled at no cost to Landlord to terminate the alternative provider and return to the original provider at the termination of this Lease, (iv) the physical installation of equipment by such alternative provider and the technical specifications related thereto is subject to Landlord's reasonable review and approval, (v) such alternative provider executes a restoration agreement with Landlord, and (vi) all of the alternative provider's equipment is installed in the Premises demised by Tenant, then Tenant shall be entitled to direct the selection of the utility provider to supply such utility service.

               (g) Emergency-Generator. So long as Landlord elects to maintain the existing emergency generator in the outbuildings adjacent to the Building (which Landlord may discontinue at any time), Tenant shall have the right to use such emergency generator in common with the other tenants and uses of the Building, and the costs to operate and maintain such emergency generator shall be an Operating Cost hereunder. If Landlord discontinues use of the existing emergency generator, Tenant may at Tenant's cost install an emergency generator in the Premises at a location reasonably satisfactory to Landlord.

        10.     COSTS OF OPERATIONS AND REAL ESTATE TAXES:

               (a) Additional Rent: Tenant shall pay as Additional Rent its Pro Rata Share of Taxes and Operating Costs. Taxes and Operating Costs shall be determined and shall be payable separately in accordance with the provisions of this Section 10.

               (b) Definitions:

                    (i) For the purposes of this section, "Taxes" shall mean taxes and assessments (including special district levies) on real and personal property payable during any calendar year, based on the actual assessment period, with respect to the Land, the Building and all property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Building or the rents collected (excluding any net income, estate or franchise tax), but specifically including statutory leasehold excise tax if required ("Taxes").

                    (ii) For purposes of this Section, "Operating Costs" or "Costs" shall mean all reasonable and customary expenses of Landlord for maintaining, operating and repairing the Building and the personal property used in connection therewith, including without limitation all costs or expenses imposed on Landlord pursuant to the REA, insurance premiums, utilities, market rate management fees for similarly tenanted buildings (not to exceed four percent (4%) of the Rent and Additional Rent of the entire Building, including without limitation an imputed fair market rental value of portions of the Building occupied from time to time by PMC and/or its affiliates) and other expenses which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building ("Operating Costs" or "Costs"); excluding, however: (I) costs of any special services rendered to individual tenants for which a separate charge is collected; (II) leasing commissions and other leasing expenses; (III) costs of improvements, replacements and repairs required to be capitalized in accordance with generally accepted accounting principles, except Operating Costs shall include amortization of capital improvements, replacements and repairs (A) made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, or providing savings in the cost of operating the Building at least equal to the amortization charge or, (B) which are reasonably responsive to requirements imposed with respect to the Building under any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), or any new law, or any new interpretation of an existing law ("new interpretation"), which amendment, law or new interpretation is adopted or arose after the Commencement Date of this Lease (for purposes of this Lease, a new interpretation shall mean any interpretation, enforcement or application of a law enacted prior to the Commencement Date that imposes requirements with respect to the Building that Landlord in the exercise of sound business judgment and good faith at the time of Landlord's execution of this Lease would not have deemed applicable to the Building); (IV) executives' salaries above the grade of Building manager; (V) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Operating Costs hereunder (with receipts relating to any prior year being the subject of a special reconciliation); (VI) cost of repair or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain; (VII) consulting fees relating to marketing, advertising or promotional efforts, and other marketing fees, advertising and promotional expenditures; (VIII) legal fees in connection with the negotiation and preparation of leases of space or legal fees in connection with the sale of all or any portion of the Building in which the Premises are located, or an interest therein, or the financing or refinancing of Landlord's interest in all or any portion of the Building in which the Premises are located, or in connection with disputes with tenants, and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of all or any portion of such Building or in connection with the preparation of the statements required pursuant to additional rent or lease escalation provisions contained in leases of space in such Building; (IX) depreciation or loan payments; (X) costs resulting from the correction of any latent construction defects in all or any portion of the Premises or Building; (XI) penalties due to any violation of law by Landlord or other tenants; (XII) costs of preparing tenant space for tenant occupancy; (XIII) except for REA-related expenses, costs allocable to properties in which Landlord has an interest other than the Building and Land; (XIV) damages incurred by Landlord for any default, breach, claim, Judgment or settlement; (XV) structural improvements, replacements or repairs (including replacements or structural repairs to the roof and foundations); rental on ground leases or other underlying leases and capital improvements, replacements or repairs to parking facilities; (XVI) any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances existing in the Project as of the Commencement Date (except where required to comply with laws, ordinances, regulations, or codes as adopted, amended, enacted or reinterpreted subsequent to the Commencement Date) or brought onto the Project after the Commencement Date by Landlord, its employees, agents or contractors; (XVII) payments to a person, firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship; (XVIII) cost of acquiring sculptures, paintings and other art objects; (XIX) charitable or political contributions. Further, if there is a separate charge to Tenant, other tenants or the public for parking, then real property taxes associated with the parking operations shall be excluded from Operating Costs except to the extent such costs exceed the parking charges collected by Landlord (insurance and maintenance costs for parking operations shall be paid as provided in subsection
(1) below); and if Tenant pays or provides directly for any service or repair category within the Premises (such as relamping of fixtures or provision of janitorial services), then those services or category of repairs (to the extent provided to other premises in the Building) shall be excluded in calculating Operating Costs allocable to Tenant. In no event shall Landlord collect more than 100% of Operating Costs and Taxes from Tenant and other tenants of the Property.


                    (iii) "Year" shall mean the calendar year.

               (c) Estimated Costs: At least sixty (60) days prior to the beginning of each Year, Landlord shall furnish Tenant a written statement of estimated Operating Costs and Taxes for such year and a calculation of Tenant's Pro Rata Share of the Operating Costs and Taxes. Tenant shall pay one-twelfth (1/12) of that amount as Additional Rent for each month during the Year. If at any time during the Year Landlord reasonably believes that the actual Operating Costs or Taxes will vary from such estimated Operating Costs or Taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estimate for such year, and Additional Rent for the balance of such Year shall be paid based upon such revised estimates. Landlord and Tenant may also agree that Tenant will pay certain Operating Costs directly to the provider thereof. Projected Taxes and Operating Costs for calendar year 1999 are as set forth in Exhibit G hereto; provided that nothing therein shall be deemed a representation or warranty as to the items or amounts described therein.

               (d) Actual Costs: Within ninety (90) days after the end of each Year, Landlord shall deliver to Tenant a written statement setting forth Tenant's Pro Rata Share of the actual Operating Costs and Taxes during the preceding Year. Landlord shall be entitled to correct such statement to increase the amounts charged to Tenant only if such correction is made within three (3) years after the initial delivery of the statement to Tenant (or such longer period in the case of increased actual Taxes billed to Landlord by applicable taxing authorities). If the actual Operating Costs or actual Taxes, or both, exceed the estimates for each paid by Tenant during the Year, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement. If the actual Operating Costs or actual Taxes, or both, are less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be, at Landlord's option, credited against any amounts owed by Tenant under this Lease, refunded by check to Tenant (which shall occur if the reconciliation is after termination of this Lease), or credited against the next Rent payable by Tenant hereunder. Notwithstanding this
Section 10, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1(h) hereof.

               (e) Records and Adjustments: Each written statement of actual costs given by Landlord to Tenant pursuant to Section 10(d) shall be conclusive and binding upon Tenant unless within six (6) months after the receipt of such statement Tenant shall notify Landlord in writing that it questions charges under the statement, specifying the particular respects in which the statement is questioned. If such disputes shall not have been settled by agreement, Tenant, within thirty (30) days of receipt of such statement, shall pay Additional Rent in accordance with the statement, without prejudice to Tenant's favor. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of rents resulting from compliance with the statement. Tenant may, within six (6) months after the receipt of such statements, upon thirty (30) days prior notice to Landlord, cause a complete audit to be made of Landlord's records regarding Operating Costs for the prior Year. If the audit discloses that Operating Costs have been over-reported to the extent of five percent (5%) or more on an annual basis for such Year, then (i) Landlord shall pay the reasonable costs of the audit and actual Operating Costs for that Year shall be adjusted accordingly and (ii) Tenant shall be entitled to audit the three (3) years prior to the year for which the adjustment is made to determine whether a similar adjustment is applicable to such prior years (in which case such prior years shall be similarly adjusted).

               (f) Personal Property Taxes: Tenant shall pay all personal property taxes with respect to property of Tenant located on the Premises or in the Building. "Property of Tenant" shall include all improvements which are paid for by Tenant (other than from the Allowance) and "personal property taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

               (g) Contest of Taxes; Substantiation of Taxes: Landlord shall, if Tenant so requests, take all reasonable action necessary to preserve the right to contest any Taxes, including paying them under protest, and shall consult with Tenant, and act in good faith in cooperation with Tenant to contest or seek recovery of Taxes if and to the extent such action is reasonable. Any payment of Taxes by Tenant either directly or by way of reimbursement to Landlord pursuant to any provision of this Lease shall be, whenever such Taxes have not been directly assessed against Tenant, subject to appropriate substantiation by Landlord upon the request of Tenant. All costs incurred by Landlord in any such contest, including attorneys' fees and court costs, shall be considered Taxes for purposes of this Lease.

               (h) Cooperation. Landlord and Tenant acknowledge that, but for relatively limited spaces within the Building occupied by PMC, the Building is wholly occupied by Tenant. Landlord acknowledges Tenant's concern that Landlord will have no economic motive to limit the amount of short term operating costs, including but not limited to matters such as insurance, security services, janitorial contracts and roof and HVAC maintenance contracts. Landlord agrees that, if Tenant so elects and appoints a Tenant Facility Coordinator, Landlord shall permit the Tenant Facility Coordinator to review (but not disapprove) the annual budget and to meet with the Tenant Facility Coordinator on a quarterly basis regarding Operating Costs and the entry into maintenance and service contracts. Except in an emergency, and with respect to Operating Costs reasonably controllable by Landlord (i.e., by way of example only and without limitation, not including Taxes or insurance expenses), Landlord shall not enter into any unbudgeted contract for more than Ten Thousand Dollars ($10,000) without prior consultation with (without, however, the necessity of obtaining the approval of) the Tenant Facility Coordinator. Landlord shall manage the Building consistent with the efficiencies and economies that are practiced by experienced and sophisticated property owners in multi-tenant high rise office buildings in the downtown Seattle area (which, so long as the Building is managed by Wright Runstad & Company, shall be efficiencies and economies practiced by Wright Runstad & Company in multi-tenant high-rise office buildings owned or managed by Wright Runstad & Company in the downtown Seattle area). Disputes regarding the efficiencies and economies of the management of the Building shall be subject to arbitration provisions set forth in Exhibit I attached hereto.

               (i) Gross Up. In the event the Building for any Year was not full occupied, then the estimated Operating Costs and the actual Operating Costs for such Year shall be proportionally adjusted by Landlord to reflect those costs which would have occurred had the Building been fully occupied during such Year, employing sound accounting and property management principles.

               (j) Phase In. Until such time as Premises Delivery has occurred as to the entire Premises, Tenant's Pro Rata Share shall be adjusted based upon the net rentable square feet of the Premises then delivered to Tenant (excluding Storage Space) in relation to the net rentable square feet of the Building (excluding Storage Space).

               (k) Special Rules for Leasehold Excise Taxes. If the leasehold excise tax under Chapter 82.29A RCW is imposed on the rent payable by Landlord to PMC under the Ground Lease and if the Ground Lease covers less than the entire Building, Tenant's Pro Rata Share of such leasehold excise tax shall be the net rentable area of the Premises (exclusive of Storage Space) in relation to the net rentable area of the portion of the Building covered by the Ground Lease (exclusive of Storage Space).

               (l) Parking Matters. In addition to the payment of parking fees as provided herein, Tenant shall reimburse Landlord for Tenant's pro rata share of (i) the costs to provide insurance for such parking areas (including physical damage, liability and similar insurance for any parking structures), and (ii) the costs of routine maintenance and upkeep of such parking areas and structures (including routine sweeping, cleaning and striping, but excluding capital repairs and improvements not caused by Tenant). For such purposes, Tenant's pro rata share shall be based upon the number of parking spaces in the parking areas or structures designated by exclusive use by Tenant in relation to the total number of parking spaces within such parking areas or structures.

        11. CARE OF PREMISES; ALTERATIONS: Landlord shall perform all normal maintenance and repairs reasonably determined by Landlord, or as notified by written notice from Tenant, as necessary to maintain the Premises and the Building as a first-class office building; provided that Landlord shall not be required to maintain or repair any property of Tenant or any appliances (such as refrigerators, water heaters, microwave ovens, and the like) which are part of the Premises. Landlord shall promptly, upon written notice from Tenant and at Landlord's sole expense repair or remedy any defect in the Building or Premises (excluding inadequacies in building systems or similar defect to the extent created or exacerbated by, or originating from any plans or specifications provided by, Tenant or it's architects, space planners, contractors or agents) existing as of the Commencement Date of the Lease and any condition that, as of the Commencement Date, constituted a violation of applicable law as then interpreted and enforced. Tenant shall take good care of the Premises.

               Tenant shall not make any alterations, additions or improvements which constitute a structural change to the Building or materially alters the HVAC system, electrical service or plumbing system ("Alterations") in or to the Premises, or make changes to wiring affecting Building-wide systems ("Changes") without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications approved by Landlord. Landlord shall not unreasonably withhold consent to Alterations or Changes to the HVAC system, electrical system or plumbing system that do not otherwise materially affect Building systems or increase Operating Costs after Tenant vacates the Premises, are consistent with sound engineering practices, and do not adversely affect the leasability of the Premises following termination of this Lease As a condition to its approval, and only if so stated in writing at the time of such approval, Landlord may require Tenant to remove any such Alterations or Changes which are not designed in a normal or standard office configuration upon the expiration or earlier termination of the Term and to restore the Premises to the condition they were in prior to such Alterations or Changes, including restoring any damage resulting from such removal, all at Tenant's expense. Tenant shall reimburse Landlord for any reasonable out-of-pocket sums expended for examination and approval of the architectural and mechanical plans and specifications of the Alterations and Changes (provided that Landlord shall have given Tenant a good faith estimate of such sums in advance) and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. All damage or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant (except to the extent inconsistent with the waiver of claims and subrogation rights set forth in Section 14 below).

               Tenant may make nonstructural alterations, additions or improvements to the interior of the Premises, including wiring within the Premises, nonstructural partitioning, and painting and redecorating, without the necessity of obtaining Landlord's consent, provided in all such cases (other than cabling, painting or decoration solely within the Premises) Tenant shall give Landlord five (5) business days' prior written notice of such modifications. Any such alterations, additions or improvements shall be installed by Tenant at its sole cost and in compliance with all laws, orders and regulations of any applicable governing body and Tenant at its expense shall furnish to Landlord drawings for such work to enable the Building's record drawings to be updated to reflect such changes.

               Notwithstanding any of the foregoing, Tenant is aware that the Building and Land is listed on the National Register of Historic Places and is designated a historical landmark by the City of Seattle Landmarks Preservation Board. As a result, any modifications to the Building exterior or interior may be subject to certain extraordinary requirements or approvals, as a result of those designations or otherwise, and Tenant acknowledges that it shall be Tenant's obligation to obtain those approvals if needed for any alterations or changes. Landlord shall cooperate with Tenant in obtaining such approvals, but Landlord shall have no liability if those approvals are not or cannot be obtained.

        12.     ACCESS:

               Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times, on reasonable prior notice, for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Upon reasonable notice, and subject to Tenant's reasonable consent, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term. Tenant may install keyed, combination or cipher locks on interior doors of the Premises. The security system may include, but not be limited to, pass card door lock systems and camera surveillance systems. Tenant shall furnish Landlord with a key for any interior locks installed by Tenant. At the expiration of the Lease, Tenant at its own cost shall remove all interior locks installed by Tenant and replace all standard locks removed by Tenant and shall repair any damage resulting therefrom. Landlord will adhere to reasonable security restrictions and controls of Tenant. Such restrictions may require Landlord to sign in, wear identification badges and be accompanied by an authorized employee or agent of Tenant (except in case of emergency). Tenant and Landlord shall reasonably cooperate in establishing emergency entry protocols such that Landlord may enter all portions of the Premises in an emergency in such a way as to accommodate, to the extent reasonably practical under the circumstances, Tenant's security concerns.

        13.     DAMAGE OR DESTRUCTION:

               (a) Landlord Obligated to Repair: If the Building or the Premises shall be materially damaged or destroyed by fire or other casualty to the extent that the cost of restoration, as reasonably estimated by Landlord, will be less than fifty percent (50%) of the replacement value of the Building (exclusive of foundations) and Landlord has available insurance proceeds (or a like recovery of funds) with respect thereto, which together with any deductibles is sufficient to cover the cost of restoration, and such damage or destruction can be repaired or replaced under then applicable laws and ordinances, Landlord shall promptly commence and diligently proceed to repair or replace such damage or destruction. If Landlord so repairs or replaces such damage the term of this Lease shall continue, subject, however, to the provisions of Sections 13(c) and
(d).

               (b) Landlord Not Obligated to Repair: If the Building or the Premises shall be materially damaged or destroyed by fire or other casualty and
Section 13(a) is not applicable, Landlord shall not be obligated to, but may repair or replace such damage. If Landlord elects to repair or replace, and promptly commences and diligently proceeds to do so, the term of this Lease shall continue, subject, however, to the provisions of Sections 13(c) and (d). If Landlord elects not to repair or replace, the term of this Lease shall end with the occurrence of the damage or destruction and rental and other payments owing by Tenant hereunder shall be prorated as of such date.

        Notwithstanding the foregoing, if Section 13(a) is not applicable because available insurance proceeds or a like recovery of funds are not available, Tenant may nevertheless require Landlord to restore such damage or destruction if Tenant (without reimbursement from Landlord or reduction in Rent) advances the additional funds necessary to undertake such restoration.

               (c) Elections and Determinations: Landlord shall provide Tenant with written notice of its determination of the extent of the damage and, if Landlord has the option to repair or rebuild, whether or not Landlord will repair or rebuild. Such notice shall be delivered within sixty (60) days after the damage occurs, or as soon thereafter as Landlord determines the availability of insurance proceeds, but in no event later than ninety (90) days after the damage occurs. If requested by Tenant, Landlord will exercise diligent efforts to make decisions and elect options quicker than the 60 to 90 day period provided herein. If Landlord intends to repair or rebuild, the notice shall also include an estimated date for completion of rebuilding. If such date is later than two hundred seventy

(270) days following the casualty, or if Landlord fails to deliver such notice within the ninety (90) day period specified above, or if, subject to Force Majeure and Tenant Delays, Landlord fails to complete (or it becomes reasonably evident that Landlord will fail to complete) the repairs within seventy five
(75) days after the estimated completion date, then Tenant at its option may terminate the Lease by providing Landlord with written notice within fifteen
(15) days after expiration of the applicable period (or fifteen (15) days after it becomes reasonably evident that such deadline will not be achieved).

               (d) Repair Duties: In any case described in Sections 13(a) or (b) where the damage or destruction to the Premises is being repaired or replaced, Tenant shall repair or replace the Tenant Improvements involved to the extent legally permissible, and Landlord and Tenant shall share the expense thereof in the same proportion and same manner as they shared the expenses of the installation of the original Tenant Improvements. All rebuilding and repair contemplated by this Section 13 shall be in conformity with this Lease, except Tenant may elect to change the standards and details of the Tenant Improvements as it may see fit (so long as the same are not inconsistent with the requirements of Exhibit B), and Tenant shall bear any additional cost resulting from such changes.

               (e) Abatement of Rent: During the period between the occurrence of any loss, damage or destruction referred to in this Section 13 and the completion of repair or reconstruction of such loss or damage, this Lease shall continue in full force and effect (except as provided above), but payment of rent and other charges payable by Tenant hereunder for the space affected by such loss, damage or destruction shall be abated during such period of repair or reconstruction in fair and just proportion to the portion of the Premises for which normal and usual utilization by Tenant is made impractical.

               (f) Repair or Reconstruction After Loss Which is Not Material:
Landlord shall be obligated to promptly commence and shall thereafter diligently proceed to repair any damage or destruction to the Building which is not material or is required or elected to be repaired hereunder.

               (g) Destruction During Last Year of Term: In case the Building shall be materially destroyed by fire or other cause at any time during the last twelve months of the term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other party hereto given within sixty (60) days of the date of such destruction.

               (h) Tenant Property: Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, fixtures, equipment, or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

               (i) Earthquake. In the event of damage or destruction caused by earthquake, and even if Landlord maintains earthquake insurance pursuant to the provisions of Section 16 below, Tenant may elect to contribute Tenant's share of the deductible applicable to such damage or destruction only to the amount of the deductible applicable to other insured losses. If Tenant only elects to contribute a portion of the deductible for earthquake damage or destruction, and if Landlord does not elect to contribute the rest of such deductible, such damage or destruction shall be treated as damage or destruction for which sufficient insurance proceeds are not available for repair or restoration of such damage or destruction.

               14. WAIVER OF SUBROGATION AND CONSEQUENTIAL DAMAGES:
Notwithstanding any other provisions of the Lease, whether a loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (a) any loss or damage to the real or personal property of either located anywhere in the Building or on the Land, including the Building itself, arising out of or incident to the occurrence of any of the perils that are covered by the insurance policies actually carried by the party or the insurance policy required under this Lease to be carried by the party; and (b) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which are covered by a business interruption insurance policy or loss of rental income insurance policy held by Landlord or Tenant. Each party shall cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party.

        15.     INDEMNIFICATION:

               (a) Tenant shall indemnify, defend and hold Landlord harmless from and against liabilities, damages, losses, claims, and expenses, including reasonable attorneys fees, arising from any act or negligence of Tenant or its officers, contractors, licensees, agents, employees, clients or customers in or about the Building or Premises or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, clients or customers or other tenants of the Building.

               (b) Landlord shall indemnify, defend and hold Tenant harmless from and against all liabilities, damages, losses, claims, and expenses, including reasonable attorneys' fees arising from any act or negligence of Landlord or its officers, contractors, licensees, agents, employees, clients, or customers in or about the Building or Premises, or arising from any breach or default under this Lease by Landlord. Landlord shall not be liable for any act or neglect of Tenant or any other tenant or occupant of the Building or any third parties. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands or other similar cause in, above, upon or about the Premises or the Building, unless due to the negligence or willful misconduct of Landlord or its officers, contractors, licensees, agents, employees, clients or customers.

        16.     INSURANCE:

               (a) Liability Insurance: Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability (occurrence form) insurance, including contractual liability insuring Tenant's activities upon, in or about the Premises or the Building, against claims of bodily injury or death or property damage or loss with a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate. Landlord and the Building manager shall be named as additional insureds.

               (b) Property Insurance: Tenant shall, throughout the term of this Lease and any renewal thereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "All Risk" or "Special" coverage insurance (excluding earthquake and flood) on its furniture, fixtures and equipment in an amount not less than one hundred percent (100%) of the replacement value thereof with a coinsurance waiver.

               (c) Insurance Policy Requirements: All insurance required under this Section 16 shall be with companies rated AX or better by A.M. Best or otherwise reasonably approved by Landlord. No insurance policy required under this Section 16 shall be canceled or reduced in coverage except after forty-five
(45) days prior written notice to Landlord, except after ten (10) days prior written notice to Landlord in the case of non-payment of premium.

               (d) Certificate of Insurance; Tenant shall deliver to Landlord prior to the Commencement Date, and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and evidencing Landlord and the Building manager as additional insureds thereunder. In no event shall the limits of any insurance policy required under this Section 16 be considered as limiting the liability of Tenant under this Lease.

               (e) Primary Policies: All policies required under Section 16(a) and (b) shall be written as primary policies and not contributing to or in excess of any coverage Landlord or Building manager may choose to maintain.

               (f) Landlord's Insurance: Landlord shall procure and maintain commercial general liability insurance covering claims with respect to injuries or damages to persons or property sustained in, on or about the Building and the appurtenances thereto, including the sidewalks and alleyways adjacent thereto, with limits of liability no less than five million dollars ($5,000,000) combined single limit per occurrence and in the aggregate. Such limits may be achieved through the use of umbrella liability insurance otherwise meeting the requirements of this Section 16(f).

               Landlord will procure and maintain physical damage insurance covering all real property located on or in, or constituting a part of, the Building in an amount equal to at least one hundred percent (100%) of replacement value of all such property with a coinsurance waiver and with coverage for compliance with changed code requirements. Such insurance shall afford coverage for damages resulting from (i) perils covered by what is commonly referred to as "all risk" coverage insurance (but excluding earthquake and flood), and (ii) boilers and machinery coverage as appropriate for apparatus located in the Building. If Landlord does not otherwise maintain earthquake insurance on the Building, Landlord shall consider the reasonable requests of Tenant to maintain such insurance, provided all premiums for such insurance constitute an Operating Cost hereunder.

        (h) Tenant-Funded Improvements. In the event Tenant constructs improvements within the Premises or incurs costs to construct the PacMed Improvements in excess of the allowances provided for herein, Tenant may at Tenant's sole cost obtain insurance with respect to such improvements. At the request of Tenant, and to the extent such coverage is available, Landlord will add such Tenant-funded improvements to Landlord's physical damages insurance and will designate Tenant as the loss payee thereof, provided (i) Tenant provides Landlord and/or Landlord's insurer with such evidence as may be required regarding the costs of the Tenant-funded improvements, and (ii) Tenant reimburse Landlord for the additional insurance costs to add the Tenant-funded improvements to Landlord's physical damage insurance policies.

        (g) Deductibles: All insurance carried by Landlord and Tenant pursuant to this Section 16 shall provide for deductible amounts consistent with standards then customary in the Seattle office building market for the type and amount of coverage. In the event of an insured loss, the party responsible for repair shall pay the deductible (provided that deductibles paid by Landlord shall be includable as Operating Costs).

        (h) Tenant-Funded Improvements. In the event Tenant constructs improvements within the Premises or incurs costs to construct the PacMed Improvements in excess of the allowances provided for herein, Tenant may at Tenant's sole cost obtain insurance with respect to such improvements. At the request of Tenant, and to the extent such coverage is available, Landlord will add such Tenant-funded improvements to Landlord's physical damage insurance and will designate Tenant as the loss payee as to such Tenant-funded improvements, provided (i) Tenant provides Landlord and/or Landlord's insurer with such evidence as may be required regarding the costs of the Tenant-funded improvements, and (ii) Tenant reimburses Landlord for the additional insurance costs to add the Tenant-funded improvements to Landlord's physical damage insurance policies.

        17. ASSIGNMENT AND SUBLETTING:

            (a) Assignment or Sublease: Except as set forth in Section 17(c), Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease nor sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent. Subject to Section 17(b), below, such consent shall not be unreasonably withheld or delayed, except: (i) Landlord may withhold its consent if in Landlord's reasonable judgment occupancy by any proposed assignee, subtenant, or other transferee (A) would materially interfere with the maintenance and operation of a first-class office building due to the nature of the proposed occupant's business or manner of conducting business or its experience or reputation in the community; or (B) is likely to cause disturbance to the normal use and occupancy of the Building for tenants other than Tenant; (ii) Landlord may withhold in its absolute and sole discretion consent to any mortgage, hypothecation, pledge, or other encumbrance of any interest in this Lease or the Premises by Tenant or any subtenant; (iii) Landlord may withhold its consent to the extent it deems necessary to comply with any restriction on use of the Premises, the Building, or the Land contained in any applicable laws or in any lease, mortgage, or other agreement or instrument by which the Landlord is bound or to which any of such property is subject all as existing as of the date of full execution of this Lease.

        No such assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. Each request for an assignment or subletting must be accompanied by a Processing Fee of $500 in order to reimburse Landlord for expenses, including attorneys fees, incurred in connection with such request ("Processing Fee"). Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

            (b) Landlord Right to Terminate Portion of Lease: If Tenant intends to assign this Lease or sublease all or any portion of the Premises for the remainder of the Term of this Lease other than a permitted transfer pursuant to Subsection 17(c), Landlord reserves the right to recapture the space and terminate this Lease, or if consent is requested for subletting less than the entire Premises for the remainder of the Term of this Lease, to terminate this Lease with respect to the portion for which such consent is requested, provided that Landlord shall notify Tenant in writing ("Recapture Notice") of its intent to recapture the space within ten business (10) days after receipt of written notification of Tenant's intent to market space for sublease or assignment. In the event of any such recapture, Landlord shall pay all costs of segregating the recaptured space from the Premises, and all terms of this lease dependent on the Rentable Square Footage of the Premises (including but not limited to Rent and Tenant's Share of Operating Costs) shall be recomputed to reflect such recapture. If Landlord provides a timely Recapture Notice, Tenant shall have the right within ten business (10) days thereafter to rescind its request for consent, in which case the Recapture Notice shall be null and void and of no further force or effect and Tenant shall have no right to market the space for assignment or sublease hereunder. In addition, upon sublease or assignment, if Landlord has not elected to recapture such space, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of the amount by which all sums received under the sublease or assignment exceed the total of (i) the Rent and Additional Rent due under this Lease plus (ii) reasonable market rate leasing commissions, legal fees, design fees and tenant improvement costs incurred by Tenant with respect to the sublease or assignment. Tenant shall provide Landlord copies of all sublease or assignment documentation as soon as reasonably possible.

            (c) Permitted Transfers: Notwithstanding anything herein to the contrary, Landlord hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises, to (i) the parent of Tenant or to a wholly owned subsidiary of Tenant or of such parent, (ii) any corporation in whom or with which Tenant may be merged or consolidated, or (iii) any entity to whom Tenant sells all or substantially all of its assets, provided that in each such instance such entity expressly assumes all of Tenant's obligations hereunder and has a net worth at least equal to the net worth of Tenant immediately prior to such assignment or transaction. With respect to the transactions described in Subsections (i) and (ii) above, such net worth may be on a consolidated basis with Tenant's affiliated entity. Landlord acknowledges that Tenant is a publicly owned corporation and that the transfer of all or any portion of the ownership of stock in Tenant shall not be deemed an assignment of this Lease. In addition, Landlord hereby consents to occupancy (by sublease or Tenant granted license) of portions of the Premises (not to exceed ten percent in the aggregate) by persons or entities with whom Tenant is pursuing a joint venture or cooperative business undertaking, provided that Tenant shall provide reasonable prior notice to Landlord of the identity of each such permitted occupant.

            (d) Assignee Obligations: As a condition to Landlord's approval, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease and shall be liable to Landlord for rental and other payments and performance of all terms, covenants and conditions of this Lease.

            (e) Sublessee Obligations: Any sublessee shall assume all obligations of Tenant as to that portion of the Premises which is subleased.

        18. SIGNS: Landlord shall cooperate with Tenant to allow Tenant to place signage displaying Tenant's and/or corporate logo on the exterior of the Building. All such signage shall be subject to applicable laws and codes, including any historical designation requirements imposed on the Building, and shall also be subject to Landlord's consent, such consent not to be unreasonably withheld. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby. Signage other than building standard elevator lobby directory signage is at Tenant's sole expense.

        19. LIENS AND INSOLVENCY:

            (a) Liens: Tenant shall keep its interest in this Lease, the Premises, the Land and the Building free from any liens arising out of any work performed and materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnifies, defends and holds Landlord harmless from any liability from any such lien. In the event any lien is filed against the Building, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord and at Tenant's expense, cause such lien to be released of record within ten (10) days or furnish to Landlord a bond, in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord, the Land and the Building against all liability, costs and expenses, including attorneys fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord, Tenant and the Premises and neither the Premises, the Building nor the Land nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

            (b) Insolvency: If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant (and not discharged within ninety (90) days with respect to an involuntary proceeding), Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

        20. DEFAULT:

            (a) Cumulative Remedies: All rights of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled to restrain by injunction the violation or threatened violation of any of the covenants, agreements or conditions of this Lease.

            (b) Tenant's Right to Cure: Tenant shall have a period of three (3) business days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, Additional Rent and other sums due hereunder. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord to Tenant within which to cure any other default hereunder; provided, however, that with respect to any such default capable of being cured by Tenant which cannot be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days and for so long as Tenant is diligently pursuing the cure thereof.

            (c) Abandonment: Abandonment shall be defined as an absence from the Premises of thirty (30) days or more while Tenant is in monetary default. Any abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to re-enter the Premises as hereinafter set forth.

            (d) Landlord's Reentry: Upon abandonment or an uncured default of this Lease by Tenant, Landlord, in addition to any other rights or remedies it may have, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, reentry and/or dispossession all Rent and Additional Rent shall become due thereupon, together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for rerental, together with interest thereon as provided in Section 37(f) hereof, accruing from the date of any such expenditure by Landlord. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant.

            (e) Reletting the Premises: At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises (provided that in the event of a reletting for more than the remaining balance of the Lease Term, such costs shall be amortized over the term of the relet lease and only that portion chargeable to the Lease shall be charged to Tenant); third, to the payment of Rent and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein. Any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach and default. Should Landlord terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the then present value of Rent and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all court costs and attorneys fees incurred by Landlord in the collection of the same.

            (f) Landlord's Default. Landlord's failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Landlord's failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion, shall constitute a default.

            (g) Tenant's Remedies. If Landlord commits a default that materially affects Tenant's use of the Premises, and Tenant has provided simultaneous written notice thereof to Landlord's mortgagee (if any and if Tenant has notice thereof) and Landlord (and/or Landlord's mortgagee if any) has failed to commence to cure such default within the period specified in Section 20(f) or such shorter time as is commercially reasonable in the case of an emergency threatening imminent harm to persons or property, Tenant may, without waiving any claim for damages for breach of agreement, thereafter cure the default for the account of the Landlord, which cure shall be preceded by an additional notice given at least three (3) days prior to such cure to Landlord and Landlord's mortgagee that Tenant plans to undertake the cure, and the reasonable cost of such cure shall be deemed paid or incurred for the account of Landlord, and Landlord shall reimburse Tenant for Tenant's out-of-pocket expenditures paid to third parties to effectuate such cure, such reimbursement to be within thirty
(30) days after completion of the cure and invoice to Landlord showing the costs of cure. If Landlord disputes either the necessity of the cure or the cost thereof, the matter shall be settled by arbitration administered by the American Arbitration Association in accordance with its rules before a single arbitrator of the American Arbitration Association sitting in Seattle, Washington. The arbitrator shall be a person having experience and knowledge about commercial leasing and property management. The arbitration shall be held within sixty (60) days of Landlord notifying Tenant it disputes Tenant's cure. The costs of the arbitrator shall be shared equally by the parties. The prevailing party shall be entitled to an award of reasonable attorney's fees. The arbitrator's award shall be final and binding on the parties. Except as otherwise specifically permitted in this Lease, Tenant hereby waives any right it may have at law or under equity to abate or offset Rent or additional rent for any reason.

            (h) Mitigation. In the case of default by either party, the non-defaulting party shall take reasonable measures in mitigation thereof, provided that, in any challenge to the reasonableness of such mitigation, the mitigating measure shall be presumed reasonable, and the party challenging the reasonableness of the mitigation shall have the burden of showing that the mitigating measure (such as Landlord's reletting for a different term in, the case of a Tenant default) was not reasonable in the circumstances. For purposes of this Lease, reasonable efforts to mitigate damages by reletting shall mean that Landlord shall market the Premises as it would any other vacant space in the Building.

        21. PRIORITY: Tenant agrees that this Lease shall be subordinate to any first mortgage or deed of trust hereafter placed upon Landlord's interest in the Premises or the Building and to any and all advances to be made thereunder and to interest thereon and all renewals, replacements, or extensions thereof ("Landlord's Mortgage"); provided, however, that the subordination of this Lease and the estate hereby granted to Landlord's Mortgage shall be upon the condition that the holder of Landlord's Mortgage ("Holder") shall execute and deliver to Tenant, and fully perform and abide by the terms of, an instrument in recordable form and reasonably satisfactory to Tenant ("Nondisturbance Agreement") providing that so long as conditions do not exist entitling Landlord to terminate this Lease under the provisions of Section 20 (including the expiration of all periods to cure):

            (a) This Lease and the estate hereby created shall not be terminated;

            (b) Nether Tenant nor any subtenant or assigns of Tenant shall be joined by the Holder of Landlord's Mortgage in any foreclosure proceedings;

            (c) Tenant's possession or enjoyment or the Premises shall not be interfered with by or in any foreclosure, bankruptcy, reorganization action, sale or other action or proceeding instituted under or in connection with such Landlord's Mortgage, it being the express intention of Landlord, the Holder of Landlord's Mortgage and Tenant that Tenant shall not be disturbed in its possession and use of the Premises under this Lease for any reason other than the termination of this Lease in accordance with its terms; and

            (d) If the interest of Landlord under this Lease shall be transferred, then upon the assumption by the transferee of all obligations under this Lease accruing from and after such transfer, Tenant shall attorn to any such transferee upon such transferee's succession to the interest of Landlord under this Lease and notice to Tenant to that effect, upon and subject to all the terms, covenants and conditions hereof.

            Landlord and Tenant agree that, subject to the execution and delivery of a Nondisturbance Agreement, the provision for the subordination of this Lease and the estate hereby granted to the lien of such Landlord's Mortgage shall be self-operative and no further instrument shall be required to effect such subordination; but Tenant shall, upon request by Landlord, at any time or times (a) execute and deliver any and all instruments as shall be reasonably required to effect such subordination and (b) execute and deliver any and all further or other instruments that may be reasonably necessary or proper to confirm or evidence such subordination. Without limiting the foregoing, upon request of Landlord, Tenant shall execute, acknowledge and deliver to the Holder of any First Mortgage a Subordination, Attornment and Nondisturbance Agreement in the form attached as Exhibit E hereto.

            Notwithstanding the foregoing, upon demand of such Holder, such Landlord's Mortgage shall be subordinate to this Lease; provided, however, that in such event, notwithstanding such subordination, and subject to execution of a Nondisturbance Agreement, such Landlord's Mortgage shall be superior to this Lease with respect to (i) the right, claim and lien of the Landlord's Mortgage in, to and upon any award or other compensation for any taking by eminent domain of any part of the Premises or the Building and the right of disposition thereof in accordance with the provisions of the Landlord's Mortgage; and upon any proceeds payable under any policies of fire and rental insurance upon the Premises or the Building and to the right of disposition thereof in accordance with the terms of the Landlord's Mortgage; (ii) any lien, right or judgment which may have arisen at any time under the terms of the Lease; and (iii) such other matters as may be specifically reserved by the Holder of such Landlord's Mortgage in writing in connection with such subordination; subject, however, to the terms of an executed Nondisturbance Agreement.

            Notwithstanding any other provision of this Lease, Landlord hereby completely and irrevocably waives any interest that Landlord has or may have, under statute or otherwise, in Tenant's personal property and movable trade fixtures.

        22. SURRENDER OF POSSESSION: Subject to the terms of Section 13 relating to damage and destruction, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved (subject to Tenant's obligation to remove any Alterations or Changes if requested by Landlord at the time of Landlord's initial consent pursuant to Section 11, above), subject to reasonable use and wear and tear and casualty that is not otherwise Tenant's obligation under this Lease to repair.

        23. REMOVAL OF PROPERTY: Tenant shall remove all of its movable personal property, telephone, data and computer cabling, rooftop equipment, and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or earlier termination of this Lease, and shall repair any injury to the Premises or Building resulting from such removal. Landlord acknowledges that the walls of the Premises will have installed numerous white boards, pin boards, and similar improvements for note-taking and discussion groups. Upon termination of this Lease, Tenant shall fill any significant holes and spackel the walls so as to be paint ready, but shall not otherwise be required to paint or restore the walls. All other improvements and additions to the Premises shall thereupon become the property of Landlord.

        24. NON-WAIVER: Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of any payment hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the amount so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment.

        25. HOLDOVER: If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to pay to Landlord one hundred ten percent (110%) of the Rent and Additional Rent in effect upon the date of such expiration as stated herein, and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable. Landlord may charge a holdover rent equal to one hundred Fifty percent (150%) of the Rent and Additional Rent in effect on the date of Lease expiration by giving Tenant written notice at least one hundred twenty (120) days prior to the date on which such one hundred fifty percent (150%) charge will commence. Acceptance by Landlord of Rent and Additional

Rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Section 25 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant shall hold over after the expiration or earlier termination of this Lease without the written consent of Landlord, such occupancy shall be deemed an unlawful detainer of the Premises subject to the applicable laws of the state in which the Building is located and, in addition, Tenant shall be liable for any costs, damages, losses and expenses incurred by Landlord as a result of Tenant's failure to surrender the Premises in accordance with this Lease.

        26. CONDEMNATION:

            (a) Entire Taking: If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent, Additional Rent and other payments shall be paid to that date.

            (b) Constructive Taking of Entire Premises: In the event of a taking of a material part of but less than all of the Building, where Landlord or Tenant shall reasonably determine that the remaining portions of the Premises cannot be economically and effectively used by Tenant (whether on account of physical, economic, aesthetic or other reasons), or if, in the opinion of Landlord or Tenant, the Building should be restored in such a way as to alter the Premises materially so that the Premises cannot be economically and efficiently used by Tenant, Landlord or Tenant shall forward a written notice to the other of such determination not more than sixty (60) days after agreement or judgment has been entered authorizing the taking. The term of this Lease shall expire upon such date as such party shall specify in such notice but not earlier than the earlier of the date title will pass or sixty (60) days after the date of such notice.

            (c) Partial Taking: In case of taking of a part of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by Tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord within sixty (60) days after the date of such taking and the term of this Lease shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

            (d) Awards, and Damages: Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property and leasehold improvements paid for by Tenant (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

        27. NOTICES: All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, or nationally recognized courier (such as Federal Express, DHL, etc.), postage prepaid, to Landlord and to Tenant at the Notice Addresses provided in Section 1(m) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the day which is three (3) business days after the date of such mailing.

        28. COSTS AND ATTORNEYS FEES: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and such attorneys fees shall be deemed to have accrued on the commencement of such action.

        29. LANDLORD'S LIABILITY: Anything in this Lease to the contrary notwithstanding, and except as provided in Section 31 below, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building (and any rents or proceeds, including insurance proceeds, thereof), but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building (and any rents or proceeds, including insurance proceeds, thereof), as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

        30. ESTOPPEL CERTIFICATES: Each party shall, from time to time, upon written request of the other, execute, acknowledge and deliver to the requesting party or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the other party have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing claims, defenses or offsets which the executing party has against the enforcement of this Lease by the other party; and that the security deposit is as stated in the Lease. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or the holder of any mortgage upon Landlord's interest in the Building. If the party of whom a request for estoppel certificate is made shall fail to respond within ten (10) business days of receipt of such request as herein provided, that party shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by the requesting party to a prospective purchaser or mortgagee and that this Lease is in full force and effect, that there are no uncured default & in the requesting party's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

        31. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfers of Landlord's interest in the Building, other than a transfer for security purposes only, the transferor shall, upon the transfer and payment of the security deposit to the transferee (if any) and the transferee's assumption of Landlord's obligations with respect thereto, be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer (except for the obligation to cure conditions that, under the Lease, constitute an ongoing default after the date of transfer). Upon the transferee's assumption of Landlord's obligations accruing from and after transfer of this Lease, Tenant agrees to attorn to the transferee. Notwithstanding anything to the contrary contained in this Section 31 or elsewhere in this Lease, the obligations of Landlord to complete Landlord's Work and the Tenant Improvements, as provided in Sections 3(a) and 3(b), and cause the Commencement Date to occur, subject to all other terms and conditions of this Lease, are hereby guaranteed by Wright Runstad Associates Limited Partnership, a Washington limited partnership ("Guarantor"), and upon any transfer described in this Section 31 the obligations of Guarantor shall continue unmodified and in full force and effect, and the Guarantor shall not be relieved of any such liabilities or obligations by reason of such transfer. Upon fulfillment of the above-described obligations and expiration of the warranty period in Section 3(c) above, Guarantor's obligations hereunder shall terminate.

        32. RIGHT TO PERFORM: If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond the cure period specified in Section 20(b) or such shorter time as is commercially reasonable in the case of an emergency threatening imminent harm to persons or property (or immediately in the case of Tenant's failure to obtain or maintain the insurance required hereunder to be obtained and/or maintained by Tenant), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Any sums paid by Landlord hereunder shall be immediately due and payable by Tenant to Landlord and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

        33. QUIET ENJOYMENT: Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises, subject to the provisions of this Lease, as long as Tenant is not in default hereunder.

        34. AUTHORITY: If Tenant is a corporation, limited liability company, limited liability partnership or limited or general partnership, Tenant represents and warrants that the person executing this Lease on Tenant's behalf is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord's request, Tenant shall, prior to execution of this Lease, deliver to Landlord a copy of a resolution or consent, certified by an appropriate officer, partner or manager of Tenant authorizing or ratifying the execution of this Lease. Landlord represents and warrants that the person executing this Lease on Landlord's behalf is duly authorized to execute and deliver this Lease on behalf of Landlord, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of Landlord, and that this Lease is binding upon Landlord in accordance with its terms.

        35. HAZARDOUS MATERIALS:

            (a) Tenant Obligations:

                (i) Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on or under the Premises or the Building, or any adjacent property, or in any improvements placed on the Premises other than in compliance with all applicable law. Tenant represents and warrants to Landlord that Tenant will not, without Landlord's prior written consent, use the Premises for the use, production, disposal or bringing on to the Premises of any hazardous waste or materials, except only ordinary and general office supplies typically used in first-class downtown office buildings (including, but not limited to, the presence and use of a diesel generator) and only in such quantities or concentrations as allowed under applicable laws, rules and regulations. As used in this Section, the term "hazardous waste or materials" includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) pursuant to any statute, regulation, rule or ordinance now or hereafter in effect. Tenant shall promptly comply with all such statutes, regulations, rules and ordinances, and if Tenant fails to so comply Landlord may, after reasonable prior notice to Tenant (except in case of emergency) effect such compliance on behalf of Tenant. Tenant shall immediately reimburse Landlord for all costs incurred in effecting such compliance.

                (ii) Tenant agrees to indemnify, defend and hold harmless Landlord against any and all actual losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, consultant fees, attorneys' fees and disbursements, but excluding consequential damages) which may be imposed on, incurred or paid by Landlord, or asserted in connection with
(i) any misrepresentation, breach of warranty or other default by Tenant under this Section 35, or (ii) the acts of Tenant, or any subtenant or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials on or in the Premises.

            (b) Landlord Obligations: Landlord represents to Tenant that, to the best of Landlord's knowledge, and except as may have been previously disclosed to Tenant (e.g., with respect to asbestos or any other hazardous material) no hazardous waste or materials have been generated, stored or disposed of on, in or under the Premises or the Building other than in compliance with all applicable laws. Landlord will hold Tenant harmless from and defend and indemnify Tenant against any actual costs resulting from any breach of this representation or resulting from the release of hazardous waste or materials on, in or under the Premises or the Building by Landlord or its employees, agents or contractors. To the extent compliance with applicable law as existing and interpreted as of the Commencement Date requires remediation of any hazardous material existing in the Building or the Common Areas as of the Commencement Date, Landlord shall be responsible for such remediation at its sole cost and expense. Landlord shall further be responsible, at its sole cost and expense, for remediation, to the extent required by law, of any hazardous material brought onto the Building or the Premises after the Commencement Date by Landlord, its employees, agents or contractors. Landlord shall not otherwise be responsible for any hazardous waste or materials resulting from the acts of other tenants or occupants of the Building or other third parties, or for consequential damages arising from the presence of any hazardous wastes or materials on the Premises or in the Building.

        36. TELECOMMUNICATIONS LINES AND EQUIPMENT:

            (a) Location of Tenant's Equipment and Landlord Consent:

                (i) Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises, only with Landlord's prior written consent if such Lines are to be installed in Building conduit or shafts, which consent shall not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises or on designated rooftop areas. Tenant's rights to use any portion of the roof are subject and subordinate any and all pre-existing leases, licenses, or other agreements regarding use of the roof, including without limitation existing agreements with the U.S. Customs Service and the U.S. Coast Guard, and that certain Lease Agreement dated November 10, 1993, between Pacific Hospital Preservation and Development Authority and Puget Sound Instrument Company, Inc., (collectively, the "Existing Rooftop Leases"). Landlord will provide space on the roof (not to exceed 10% of the available roof area) for an antenna for Tenant provided Tenant provides Landlord at least 6 months prior written notice of the need for such antenna and the general specifications thereof. Any request for consent shall contain detailed plans, drawings and specifications identifying all work to be performed, the time schedule for completion of the work, the identity of the entity that will provide service to the Lines and the identity of the entity that will perform the proposed work (which entity shall be subject to Landlord's reasonable approval). Landlord shall have a reasonable time in which to evaluate the request after it is submitted by Tenant (but if Landlord has not responded in ten (10) days, Landlord shall be deemed to have consented). Tenant shall operate its rooftop facilities in a manner that will not cause interference to Landlord or to the other lessees or licensees of the roof. All rooftop operations by Tenant shall comply with all FCC requirements. If Tenant's use of the roof or transmission or reception therefrom interferes with or causes any impairment or diminution of the quality of service provided by transmission or reception by or of any other tenants, occupants or users (collectively, "Interference"), then Tenant shall, within ten (10) business days' after prior written notice from Landlord, promptly cause such Interference to cease or be mitigated. If Landlord's or any such other user's use of the roof for transmission or reception causes Interference with Tenant's rooftop use as permitted herein, then Landlord shall use reasonable efforts to cooperate with Tenant to cause such Interference to cease. If such Interference does not cease promptly, Tenant shall have the right to pursue any and all rights that it may have at law or equity against the interfering party (including against Landlord, if Landlord is the interfering party) to enjoin or terminate such Interference Landlord agrees, if so requested, to assign to Tenant for the purposes of such action any rights Landlord has under any Existing Rooftop Leases to prevent or enjoin such interference. Notwithstanding anything to the contrary in this paragraph, rooftop use by any user (Tenant, Landlord or any other user) in compliance with FCC licensing requirements and regulations shall conclusively be deemed to not cause or result in any Interference. Landlord agrees to cooperate with Tenant, PMC and other potential users of the roof to manage and coordinate rooftop facilities.

                (ii) Landlord may consider the following factors, among others, in making its determination: (A) the experience, qualifications and prior work practice of the proposed contractor and its ability to provide sufficient insurance coverage for its work at the Building; (B) whether or not the proposed work will interfere with the use of any then existing Lines at the Building; (C) whether or not an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building; (D) a requirement that Tenant remove existing abandoned Lines located in or servicing the Premises, as a condition to permitting the installation of new lines; (E) whether or not Tenant is in default of any of its obligations under this Lease; (F) whether the proposed work or resulting Lines will impose new obligations on Landlord, expose Landlord to liability of any nature or description, increase Landlord's insurance premiums for the Building, create liabilities for which Landlord is unable to obtain insurance protection or imperil Landlord's insurance coverage; and (G) whether the work or resulting Lines would materially adversely affect the Land, Building or any space in the Building in any manner that would materially affect Landlord's ability to lease same.

                (iii) Landlord's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same.

                (iv)  If Landlord consents to Tenant's proposal, Tenant shall
(A) pay all costs in connection therewith (including all costs related to new Lines); (B) comply with all requirements and conditions of this Section; (C) use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment. Tenant shall further insure that (I) Tenant's contractor complies with the provisions of this Section and Landlord's reasonable requirements governing any work performed; (II) Tenant's contractor provides all insurance reasonably required by Landlord; (III) any work performed shall comply with all Laws; and (IV) as soon as the work in completed, Tenant shall submit "as-built" drawings to Landlord.

                (v) Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within thirty (30) days after written notice.

                (vi) Notwithstanding anything in the above paragraphs, Tenant, at Landlord's option, shall remove any Lines located in or serving the Premises promptly upon expiration or sooner termination of this Lease. Landlord agrees to work with future tenant(s) of the Premises to seek to maximum re-use of such Lines. However, Tenant shall not be required to remove any chases or trays in which the Lines may have been located.

            (b) Landlord's Rights: Landlord may (but shall not have the obligation to), with Tenant's consent (which shall not be unreasonably withheld):

                (i)   install new lines at the Building;

                (ii)  create additional space for Lines at the Building; and

                (iii) direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines).

            (c) Indemnification: In addition to any other indemnification obligations under this Lease, Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, officers, and contractors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including reasonable attorneys' fees) arising out of or in any way related to the acts of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to: (i) any Lines or equipment related thereto serving Tenant in the Building; (ii) any personal injury (including wrongful death) or property damage arising out of or related to any Lines or equipment related thereto serving Tenant in the Building; (iii) any lawsuit brought or threatened, settlement reached, or governmental order, fine or penalty relating to such Lines or equipment related thereto; and (iv) any violations of Law & or demands of governmental authorities which arc based upon or in any way related to such Lines or equipment. This indemnification and hold harmless agreement shall survive the termination of this Lease.

            (d) Limitation of Liability: Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (i) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; or (ii) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages from any Line Problems. Under no circumstances shall any Line Problems, by themselves, be deemed an actual or constructive eviction of Tenant. However, in the case of an interruption or failure due to Landlord's acts or omissions, or when the restoration thereof is within Landlord's control, and the interruption continues for more than ten (10) business days, then it shall be treated as an event of "Damage or Destruction" pursuant to Section 13.

            (e) Electromagnetic Fields: If Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher thin normal background radiation, Landlord reserves the right to require Tenant to appropriately shield the Lines therefor (including riser cables) to then current industry standards for such shielding.

        37. GENERAL:

            (a) Headings: Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

            (b) Successors and Assigns: All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective, successors and assigns.

            (c) Payment of Brokers: Landlord shall pay Wright Runstad & Company and Washington Partners the real estate commissions pursuant to the signed brokerage agreements between such brokers and Landlord. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall indemnify and hold Landlord harmless against any liability in respect thereto, including Landlord's attorneys' fees and costs in defense of any such claim. If Landlord has dealt with any other person or real estate broker, Landlord shall be solely responsible for the payment of any fee due said person or firm and Landlord shall indemnify and hold Tenant harmless against any liability in respect thereto, including Tenant's attorneys' fees and costs in defense of any such claim.

            (d) Entire Agreement: This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

            (e) Severability: Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect,

            (f) Overdue Payments: Tenant acknowledges that a late payment of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, but not be limited to, processing and accounting charges, and penalties imposed by terms of any contracts, mortgages or deeds of trust covering the Building. Therefore, in the event Tenant shall fail to pay any Rent, Additional Rent or other sums payable by Tenant under this Lease for seven (7) days after such amount is due, then Tenant shall pay Landlord, as Additional Rent, a late charge ("Late Charge") (chargeable only once to each separate late amount) only equal to four percent (4%) of such amount owing, but not in excess of the highest rate permitted by law. In addition to any Late Charges which may be incurred hereunder, any Rent, Additional Rent or other sums payable by Tenant under this Lease which are more than thirty (30) days past due, shall bear interest at a rate equal to fourteen percent (14%) per annum but not in excess of the highest lawful rate permitted under applicable laws, calculated from the original due date thereof to the date of payment ("Overdue Fee"); provided, however, the minimum Overdue Fee shall be One Hundred Dollars ($100.00).

            Landlord acknowledges that it is the general business practice of Landlord to contact tenants in the event of nonpayment or late payment of rent. However, failure of Landlord to do so shall in no way limit the responsibility of Tenant to pay Rent and all other amounts payable hereunder when due, or to pay a late charge if a failure to be make a payment continues for 7 days after the date the payment was due.

            In addition, if payments are received by check or draft from Tenant, and two (2) or more of such checks or drafts are dishonored by the bank or other financial institution they were drawn upon in any twelve (12) month period, Landlord may thereafter require all Rent and other payments due hereunder from Tenant to Landlord to be made by bank cashier's or bank certified check or other similar means of payment and Landlord shall not be required to accept any checks or drafts of Tenant which do not comply, with such requirements.

            (g) Force Majeure: Except for the payment of Rent, Additional Rent and other sums payable by Tenant, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control; provided, however, that the time periods set forth in Section 3(i) and 4(a) for delays caused by Force Majeure shall not be further extended due to additional delay caused solely by Force Majeure.

            (h) Right to Change Public Spaces: Landlord shall have the right to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, make any change which shall interfere with access to the Premises or change the character of the Building from that of a first-class office building.

            (i) Governing Law: This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

            (j) Building Directory: If permitted under the historical building designations imposed on the Building, Landlord shall maintain in the lobby of Building a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

            (k) Building Name: With the prior written consent of PMC, and provided that Tenant's rights under this Section 37(k) shall remain in effect only so long as Tenant substantially leases all of floors one (1) through (12) of the Building, the building name shall be changed to incorporate "Amazon," "Amazon.com," or another name chosen by Tenant which Landlord reasonably approves.

            (l) Consents and Approvals; Certifications: Whenever by the terms of this Lease the consent or approval of Landlord or Tenant is specifically required, such consent or approval shall not be unreasonably withheld or delayed except to the extent otherwise specifically provided herein. If either party wishes to withhold any such consent or approval, such party shall promptly notify the other party in writing specifying the reasons for withholding the same. Any certificate or certification required hereunder shall be signed by a duly authorized representative of the party making it and shall set forth the information required hereunder with respect to such certificate, and the party for whom it is made hereby warrants that the information given in each such certificate will be complete and accurate in every material respect when given.

            (m) Memorandum of Lease: Upon the request of either party, Landlord and Tenant will execute and deliver, in recordable form, a memorandum or short form of this Lease, and either Landlord or Tenant, at their respective options, may record such memorandum or short form of this Lease.


            (n) Pets. Tenant shall be entitled to bring pets to the Premises, but only in accordance with the provisions set forth in Exhibit K attached hereto.

            IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.


        TENANT:                        AMAZON.COM, INC., a
                                       Delaware corporation


                                       By /s/ ALAN CAPLAN
                                          --------------------------------------
                                          Alan Caplan
                                          --------------------------------------
                                          of Amazon.com, Inc.
                                             -----------------------------------
                                             Its Vice President
                                                 -------------------------------

         LANDLORD:                     WRC.COM TOWER LLC, a  Washington
                                       limited liability  company

                                       By:  WRIGHT RUNSTAD ASSOCIATES LIMITED
                                            PARTNERSHIP,
                                            a Washington limited partnership,
                                            its member

                                       By:  WRIGHT RUNSTAD & COMPANY,  a
                                            Washington  corporation, its general
                                            partner


                                       By: /s/ WALT INGRAM
                                           -------------------------------------
                                           Its Sr. Vice President
                                              ----------------------------------

         GUARANTOR:                 WRIGHT RUNSTAD ASSOCIATES LIMITED
                                    PARTNERSHIP, a Washington limited
                                    partnership, signing solely for the
                                    purposes set forth in Section 31 above

                                    By: WRIGHT RUNSTAD & COMPANY, a
                                        Washington corporation, its general
                                        partner



                                        By: /s/ WALT INGRAM
                                            ------------------------------------
                                            Its Sr. Vice President
                                                --------------------------------

         NORTH LOT
         LESSEE: WRC.COM DEVELOPMENT LLC, a Washington limited liability company, signing solely for the purposes set forth in Section 1(1) above

                                    By: WRIGHT RUNSTAD ASSOCIATES LIMITED
                                        PARTNERSHIP, a Washington limited
                                        partnership, its member

                                        By: WRIGHT RUNSTAD & COMPANY, a
                                            Washington corporation, its general
                                            partner


                                            By: /s/ WALT INGRAM
                                                --------------------------------
                                                Its Sr. Vice President
                                                    ----------------------------

STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     THIS IS TO CERTIFY that on this 10th day of September, 1998, before me, the undersigned, a notary public in and for the state aforesaid, duly commissioned and sworn, personally appeared Alan Caplan to me known to be the Vice President of AMAZON.COM, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                            Signature  /s/ KAREN AKIYAMA RESSMEYER
                                      ------------------------------
[NOTARY PUBLIC SEAL]        Printed Name  KAREN AKIYAMA RESSMEYER
                            Notary public in and for the state of Washington
                            residing at Mercer Island
                            My appointment expires 12/29/99



STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     THIS IS TO CERTIFY that on this 11th day of September, 1998, before me, the undersigned, a notary public in and for the state aforesaid, duly commissioned and sworn, personally appeared Walt Ingram, to me known to be the Sr. Vice President of WRIGHT RUNSTAD & COMPANY, the corporation that executed the within and foregoing instrument on behalf of and as general partner for WRIGHT RUNSTAD ASSOCIATES LIMITED PARTNERSHIP which in turn was acting on behalf of and as the sole member and manager of WRC.COM TOWER LLC, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, partnership and limited liability company respectively for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                            Signature  /s/ MICHAEL D. KUNTZ
                                      ------------------------------
[NOTARY PUBLIC SEAL]        Printed Name  Michael D. Kuntz
                            Notary public in and for the state of Washington
                            residing at Mill Creek
                            My appointment expires 1-11-02


STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     THIS IS TO CERTIFY that on this 11th day of September, 1998, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared Walt Ingram, to me known to be the Sr. Vice President of WRIGHT RUNSTAD & COMPANY, the corporation that executed the within and foregoing instrument on behalf of and as general partner for WRIGHT RUNSTAD ASSOCIATES LIMITED PARTNERSHIP, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and limited partnership respectively for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                            Signature  /s/ MICHAEL D. KUNTZ
                                      ------------------------------
[NOTARY PUBLIC SEAL]        Printed Name  Michael D. Kuntz
                            Notary public in and for the state of Washington
                            residing at Mill Creek
                            My appointment expires 1-11-02

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )


          THIS IS TO CERTIFY that on this 14th day of September, 1998, before me, the undersigned, a notary public in and for the state aforesaid, duly commissioned and sworn, personally appeared Walt Ingram, to me known to be the Sr. Vice President of WRIGHT RUNSTAD & COMPANY, the corporation that executed the within and foregoing instrument on behalf of and as general partner for WRIGHT RUNSTAD ASSOCIATES LIMITED PARTNERSHIP which in turn was acting on behalf of an as the sole member and manager of WRC.COM DEVELOPMENT LLC, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, partnership and limited liability company respectively for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

          WITNESS my hand and official seal the day and year in this certificate first above written.


          [SEAL]              Signature /s/ MICHAEL D. KUNTZ
                                       ---------------------------------------
                              Printed Name Michael D. Kuntz
                                          ------------------------------------
                              Notary public in and for the state of Washington
                              residing at Mill Creek
                                         -------------------------------------
                              My appointment expires 1-11-02
                                                    --------------------------

                                   EXHIBIT A


                           Legal Description of Land


Lots 1 through 5 and 20 through 24, Block 4, and Lots 4 through 9 and 26 through 31, Block 8, Golf Heights Addition to City of Seattle as described in the Plat thereof recorded in Volume 24, Page 12, Records of King County, Washington, together with the streets and alleys attaching thereto by operation of law as vacated by City of Seattle under Ordinance No. 59530.













                                   EXHIBIT A

                                  EXHIBIT A-1

                             Floor Plan of Premises

WRIGHT RUNSTAD & COMPANY                                     Project Description
--------------------------------------------------------------------------------

Scale: 1" - 56'                    GROUND 2 FLOOR PLAN
                                                                      [N]
[] Roof                            36,709 NRSF
[] Pac Med                         Amazon.com: 3,592 NRSF
                                   PacMed: 32,120 NRSF



                           [GROUND 2 FLOOR PLAN MAP]



                              GROUND 1 FLOOR PLAN
                                  37,869 NRSF
                              PacMed: 37,869 NRSF








                           [GROUND 1 FLOOR PLAN MAP]

WRIGHT RUNSTAD & COMPANY                                     Project Description
--------------------------------------------------------------------------------

                             FIRST FLOOR PLAN
                             30,505 NRSF
                             Amazon.com: 29,973 NRSF
                             Gentle Dental: 3,532 NRSF


                                     [MAP]















                             SECOND FLOOR PLAN
                             22,159 NRSF
                             Amazon.com: 22,125 NRSF


                                     [MAP]

WRIGHT RUNSTAD & COMPANY                                    Project Description
-------------------------------------------------------------------------------

Scale: 1" = 56'
[ ] Roof



                          THIRD FLOOR PLAN

                          17,992 NRSF
                          Amazon.com: 17,992 NRSF


                          [FLOOR PLAN MAP]










                          FOURTH - SEVENTH FLOOR PLAN

                          17,641 NRSF
                          Amazon.com: 17,641 NRSF


                          [FLOOR PLAN MAP]

WRIGHT RUNSTAD & COMPANY                                    Project Description
-------------------------------------------------------------------------------

Scale: 1" = 56'
[ ] Roof



                            EIGHTH FLOOR PLAN

                            14,454 NRSF
                            Amazon.com: 14,454 NRSF


                                  [FLOOR PLAN]







                            NINTH FLOOR PLAN

                            10,786 NRSF
                            Amazon.com: 10,786 NRSF


                                  [FLOOR PLAN]

WRIGHT RUNSTAD & COMPANY                                    Project Description
-------------------------------------------------------------------------------

Scale: 1" = 56'
[ ] Roof



                             TENTH FLOOR PLAN

                             6,486 NRSF
                             Amazon.com: 6,486 NRSF


                                  [FLOOR PLAN]







                             ELEVENTH FLOOR PLAN

                             7,119 NRSF
                             Amazon.com: 7,119 NRSF


                                  [FLOOR PLAN]






                             TWELFTH FLOOR PLAN

                             2,959 NRSF
                             Amazon.com: 2,959 NRSF


                                  [FLOOR PLAN]

                                    EXHIBIT B

                                       TO

                             PACIFIC MEDICAL CENTER

                                 LEASE AGREEMENT

                             TENANT IMPROVEMENTS FOR

                                AMAZON.COM, INC.

                                 August 31, 1998

                  I. IMPROVEMENTS PROVIDED BY LANDLORD: Landlord agrees to provide improvements to the Building and the Premises pursuant to the attached Exhibit D, Base Building Specifications.

                  II.  IMPROVEMENTS BY TENANT/REIMBURSEMENT BY LANDLORD: See
Section 3(b) of the Lease.

        Landlord shall expedite all permits and government approvals and assume specific responsibility for delivery of the Premises as defined in the Lease and this Exhibit B, provided Tenant shall have met the drawing delivery dates herein and, unless the general contractor engaged by Landlord to construct the shell and core of the Building ("General Contractor") is chosen to construct the Initial Tenant Improvements pursuant to Section V(A) below, Landlord shall manage the bidding of tenant improvements to at least three (3) firms acceptable to Tenant, one of which will be the General Contractor. The contractor selected by Tenant to construct the Tenant Improvements shall be hereinafter known as the "Tenant Improvement Contractor". In addition, Tenant shall have the right to select its own subcontractors or service providers to perform the work listed below. These subcontractors shall work under the direction of the Tenant Improvement Contractor:

                  a)   Telecommunications

                  b)   Data Systems and Cabling

                  c)   Security

                  d)   Kitchen/Food Vending

                  e)   Audio/Visual

                  f)   Custom Furnishings

                  III. BUILDING STANDARD IMPROVEMENTS: Landlord and Tenant shall mutually agree upon Building Standard details for lighting, window coverings; doors; relites; hardware and ceiling treatment. Building Standards shall be generally equal in quality to tenant improvement standards established for the Second & Seneca Building, with appropriate adjustments to accommodate the historic character of the Building.

        Tenant shall use Building Standard heating, ventilating and air conditioning distribution and controls.

                  IV. DESIGN OF TENANT IMPROVEMENTS: Tenant, at Tenant's cost and with the approval of Landlord, has retained SPACE ("Tenant's Office Planner") to prepare the necessary drawings for Basic Plans and supply the information necessary to complete the Working Drawings and Engineering Drawings referred to in Section IV(B) of this Exhibit B for construction of the tenant improvements in Tenant's area. All Tenant's Plans and Working drawings, whether initial or final, shall be prepared and submitted in two phases, the First Phase being the First Phase Floors (inclusive of Floors 11 and 12) and the Second Phase being the remainder of the Premises. Tenant's Plans shall be subject to approval of Landlord (not to be unreasonably withheld or delayed) in



                                  Exhibit B-1
accordance with Section IV(C) of this Exhibit B, and Landlord agrees to respond in writing with approval or comments within five (5) business days after receipt of each component of Tenant's Plans.

         Tenant's Office Planner shall ensure that the work shown on Tenant's Plans is compatible with the basic Building Plans and that necessary basic Building modifications are included in Tenant's Plans. Such modifications shall be subject to Landlord approval. In the event that any of Tenant's design requirements impact the Base Building design, so long as any changes can be incorporated into the Base Building documents prior to document completion at no cost to Landlord, then these changes to the Base Building documents shall be included and Tenant shall not be required to pay for these changes to the documents.

         If such changes are made subsequent to completion of the Base Building documents or Landlord's Architect reasonably charges Landlord for such changes, then such modifications shall be subject to Landlord's reasonable approval and the cost of the changes to the documents shall be paid by Tenant.

         Any changes requested to the Base Building design by Tenant which increase the cost of the Base Building construction shall, subject to the process described in Section V(C) below, be paid by Tenant.

         On or before the indicated dates, Tenant shall supply Landlord with one
(1) reproducible copy and five (5) black line prints of the following Tenant Plans with respect to the Tenant Improvements in the entire Premises:

          A.   BASIC PLANS DELIVERY DATE:    First Phase August 21, 1998
                                             Second Phase September 30, 1998

         The Basic Plans due on this date shall be signed by Tenant and include:

         Architectural Floor Plans: These shall be fully dimensioned floor plans showing partition layout and identifying each room with a number and each door with a number. The Basic Plans must clearly identify and locate equipment requiring plumbing or other special mechanical systems, area(s) subject to above-normal floor loads, special openings in the floor, and other major or special features.

          B.   WORKING DRAWINGS
               (PERMIT SET) DELIVERY DATE:   First Phase September 17, 1998
                                             Second Phase October 27, 1998

          On this date and at Tenant's expense, Tenant's Office Planner shall produce four (4) sets of Full Working Drawings for construction from the Basic Plans using the CADD System, which system shall be approved by Landlord for compatibility with the other Building drawings. The four (4) sets of Working Drawings due on this date shall be signed by the Tenant and include all items in the Basic Plans referenced in Section IV(A) above plus the following additional information:

                  (1) Electrical and Telephone Outlets: Locate all power and telephone requirements: Dimension the position from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts. For the equipment used in these outlets which require dedicated circuits and/or which require greater than 120 volts, identify the, type of equipment, the manufacturer's name and the manufacturer's model number, and submit a brochure for each piece of equipment. Also identify the manufacturer's name of the phone system to be used and the power requirements, size, and location of its processing equipment.

                  (2) Reflected Ceiling Plan: Lighting layout showing location and type of all Building Standard and special lighting fixtures.

                  (3) Furniture Layout: Layout showing furniture location so that Landlord's engineer can review the location of all light fixtures.



                                  Exhibit B-2

          C.   FINAL PLANS REVIEW DATE:      First Phase September 28, 1998
                                             Second Phase December 7, 1998

     On this date, Tenant's Office Planner shall deliver to Landlord and Tenant for review and approval four (4) complete sets of Final Plans which will incorporate the Working Drawings referenced in Section IV(B) above, plus the following additional information:

                  (1) Millwork Details: These drawings shall be in final form with Tenant's Office Planner's title block along the right border of the drawing, and shall include construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-Building Standard doors and jambs.

                  (2) Keying Schedules and Hardware Information: This information shall be in final form and include a preliminary Keying Schedule indicating which doors are locked, plus an "X" on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided. The final keying schedule will be completed by February 1, 1999.

                  (3) Room Finish and Color Schedule: This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room.

                  (4) Construction Notes and Specifications: Complete specifications for every item included except those specified by the Landlord.

          D.   FINAL PLANS DELIVERY DATE:    First Phase October 9, 1998
                                             Second Phase December 19, 1998

     The four (4) sets of Final Plans approved by Landlord and Tenant shall include all the Final Plans referenced in Section IV(C) above. Final Plans are to be signed by Tenant and delivered to Landlord by the Final Plans Delivery Date. Landlord shall return one (1) signed set to Tenant for Tenant's records. Landlord will incorporate or submit Engineering Drawings with Tenant's Final Plans for transmittal to the General Contractor.

     Tenant shall be responsible for delays and additional costs in completion of the Tenant Improvements incurred as a result of changes made to any of Tenant's Plans after the specified Plan Delivery Date, delays caused by Tenant's failure to comply with the Plan Delivery Dates, Tenant's failure to provide adequate specifications or information for the completion of Tenant's Plans, or by delays caused by Tenant's specification of special materials; but only to the extent any of the foregoing delays or prevents critical path work or materially adversely affects completion.

   V.     CONSTRUCTION OF TENANT IMPROVEMENTS

          A. AUTHORIZATION TO PROCEED. Upon completion of Tenant's Final Plans, the Final Plans will be submitted to General Contractor, for pricing. General Contractor shall have three (3) weeks to provide their bid proposal with respect to completion of the Initial Tenant Improvement Work pursuant to the Final Plans, and if Tenant, Landlord and General Contractor have not agreed on hiring General Contractor within two (2) weeks after receipt of General Contractor's bid, then the work contemplated in Tenant's Final Plans shall go out to bid as described in Article II above. The final construction contract to be entered into between Landlord and the Tenant Improvement Contractor (including, but not limited to, the price to be contained therein) shall also be subject to Tenant's review and approval, such approval not to be unreasonably withheld. If the General Contractor is not selected as the Tenant Improvement Contractor, Landlord shall entertain bids from the three (3) firms and Landlord and Tenant shall review all pricing documentation received from the bidding tenant improvement contractors, including sub bids, quantities, and unit prices. Within ten (1O) days of receipt of such prices and prior to execution of the Initial Tenant Improvements construction contract, Tenant shall give Landlord written authorization to complete the Premises in accordance with such Final Plans and naming the Tenant Improvement Contractor. Tenant may in such authorization delete any or all items of extra cost; however, if Landlord deems these changes to be extensive, at its option, Landlord may within three (3) business days of Tenant's written authorization refuse to accept the authorization to proceed until all changes have been incorporated in the Final Plans signed by Tenant and written acceptance of the revised price has been received by Landlord from Tenant. In the absence of such written authorization to proceed, then



                                  Exhibit B-3

Landlord shall not be obligated to commence work on the Premises and Tenant shall be responsible for any costs due to any resulting delay in completion of the Premises and as provided in Section 3(c) of the Lease.

          B. PAYMENTS. Refer to Section 3(b) from the body of the Lease.

          C. FINAL PLANS AND MODIFICATIONS. If Tenant shall request any change after the Final Plans are submitted, Tenant shall request such change in writing to Landlord and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Plans. After receiving this information, Landlord shall give Tenant within five
(5) business days a written price for the cost of engineering design services, an estimate of construction costs to incorporate the change in Tenant's Final Plans and an estimate of any Tenant Delay which may arise as a result of such changes. If Tenant approves such price in writing within five (5) business days, Tenant shall within five (5) business days have such Final Plans changes made to engineering drawings and Tenant shall have changes made to other Final Plan design documents. Within three (3) business days after completion of such changes in the Final Plans, Landlord shall provide Tenant a written breakdown of the final costs, if any, which shall be chargeable or credited to Tenant for such change, addition or deletion and any impact such changes shall have on the schedule. The cost for such changes, whether chargeable or credited to Tenant, shall include a 3% Landlord coordination fee. If Tenant wishes to proceed with such changes, Tenant shall within five (5) business days so notify Landlord in writing. In the absence of such notice, Landlord shall proceed in accordance with the previously approved Final Plans before such change, addition or deletion was requested. In accordance with Section 3(c) of the Lease, Tenant shall be responsible for any resulting delay in completion of the Premises due to modification of Final Plans. Tenant shall also be responsible for any additional demolition work required as a result of the change.

          D. IMPROVEMENTS CONSTRUCTED BY TENANT. If any work is to be performed in connection with the Initial Tenant Improvements on the Premises by Tenant or Tenant's contractor:

          (1) Such work shall proceed upon Landlord's written approval (not to be unreasonably withheld) of (i) Tenant's contractor, (ii) general liability and property damage insurance satisfactory to Landlord carried by Tenant's contractor, which insurance shall not be required to exceed levels carried by General Contractor, (iii) detailed plans and specifications for such work, and
(iv) amount of general conditions directly attributable to work performed by Tenant's contractor and approved in advance by Tenant to be paid by Tenant to Landlord for the services still provided by General Contractor or Tenant Improvement Contractor.

          (2) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished for Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to meet all applicable regulations.

          (3) All work by Tenant or Tenant's contractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed, unless otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed so long as in Landlord's reasonable judgment the use of nonunion labor will not result in labor strife or unrest. Notwithstanding the foregoing, (i) the subcontractors to provide services identified in Section II(a) through (f) above shall not be required to use union labor, and (ii) if Tenant desires to use nonunion labor for the Tenant Improvements despite Landlord's disapproval as provided herein, Tenant may do so, but all delays in the completion of Landlord's Work and/or the Tenant Improvements to the extent due to labor strife or unrest shall constitute "Tenant Delay" hereunder.

          (4) All work by Tenant or Tenant's contractor shall be scheduled through Landlord or, with Landlord's approval, directly with the General Contractor or Tenant Improvement Contractor. Landlord shall make best efforts to accommodate work by Tenant or Tenant's contractor during times requested.

          (5) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service with the General Contractor or the Tenant improvement Contractor and shall pay such reasonable charges for such services as may be charged by the General



                                  Exhibit B-4

Contractor or the Tenant Improvement Contractor. This will be included in the general conditions of Subsection (1)(iv) above.

                  (6) Tenant shall promptly reimburse Landlord for costs incurred by Landlord due to faulty work done by Tenant or its contractors, or by reason of any delays caused by such work, or by reason of inadequate clean-up. Tenant shall receive notice from Landlord and a reasonable opportunity to cure damages prior to Landlord undertaking corrective action.

                  (7) Prior to commencement of any work on the Premises by Tenant or Tenant's contractor, Tenant or Tenant's contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord indemnifying and holding harmless Landlord and the General Contractor or the Tenant Improvement Contractor for any liability, losses or damages directly or indirectly from lien claims affecting the land, the Building or the Premises arising out of Tenant's or Tenant's contractor's work or that of subcontractor or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Building.

                  (8) Landlord shall have the right to post a notice or notices in conspicuous places in or about the Premises announcing its non-responsibility for the work being performed therein.

          E. TENANT'S ENTRY TO PREMISES. Tenant's entry to any portion of the Premises for any purpose, including without limitation, inspection or performance of Tenant Construction by Tenant's agents, prior to a Premises Delivery Date for such portion shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent and Additional Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, Office Planner, licensees, agents, servants, employees, guests, invitees, or visitors. Landlord will make reasonable efforts to accommodate Tenant's request for access to the Premises at all times, and will use reasonable best efforts to permit Tenant and its contractors to enter onto unfinished portions of the Premises prior to the applicable Premises Delivery Date so long as such entry does not interfere with or delay Landlords' Work therein. Tenant will supply Landlord with a pre-approved list of individuals who will be allowed to have access to the Premises prior to the Commencement Date.

          F. TENANT'S TELEPHONE AND COMPUTER/DATA SERVICE. Tenant is responsible for Tenant's telephone service, computer and data service, obtaining any applicable PERMITS, and related cabling. Tenant shall select and coordinate installation of such communication and information SYSTEMS with the Landlord pursuant to Section 36 of the Lease and item V(D)(4) of this Exhibit B.



                                  Exhibit B-5

                                    EXHIBIT C

                     ADDENDUM TO THE LEASE AGREEMENT BETWEEN

                         WRC.COM TOWER LLC ("LANDLORD")

                                       AND

                          AMAZON.COM, INC. ("TENANT")

                             DATED AUGUST 31, 1998


          1. Option to Extend the Term of the Lease. Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease ("Extension Options") for the entire Premises for two (2) periods of five
(5) years each (the "First Extension Term" and "Second Extension Tenn," respectively, and each an "Extension Term") from the Expiration Date specified in Section 1(g) of this Lease. If Tenant exercises its Extension Option, Landlord and Tenant shall execute and deliver an amendment to the Lease under the same terms and conditions as this Lease, provided that:

                  (a) For the purposes of this Section 3, "same terms and conditions" shall not be construed to include free rent, costs of tenant improvements, leasing commissions, options to renew or extend (except that during the First Extension Term Tenant shall still be entitled to exercise the Second Extension Term) or any other concessions related to the initial occupancy of the Premises.

                  (b) Tenant shall not at the time the option notice is delivered to Landlord or at the commencement of the applicable Extension Term be in default (beyond applicable notice and cure periods) in the performance of any term, covenant, or condition herein contained.

                  (c) The Rent for the Extension Term(s) shall be the Fair Market Renewal Rate, defined hereafter. "Fair Market Renewal Rate" shall mean the projected net fair market rental rate at the commencement of the Extension Term for renewal lease space in the Building or renewal lease space in comparable office buildings of similar size and stature, comparably located, for a comparable term, taking into consideration all relevant factors (including, without limitation, age, physical condition, total square footage, quality of construction, services included and the refurbishment allowance set forth below, but excluding consideration of Tenant improvements in the Premises to the extent the cost thereof exceeded $25 per net rentable square foot), provided, however, that such rate shall not be less than the net rental rate for the last year of the term immediately preceding the Extension Term. When considering comparable rents, appropriate adjustment shall be made for the fact that the Rent is net of all Operating Costs and Taxes. Parking fees for Tenant's parking spaces during the Extension Terms shall be adjusted to then market rates using the same process used for the determination of Extension Term Rent.

                  (d) On the effective date of the First Extended Term, Landlord will provide a refurbishment allowance of Seven Dollars ($7.00) per rentable square foot leased by Tenant (excluding Storage Space). If as a result of a foreclosure on Landlord's interest in this Lease or a transfer in lieu thereof the successor to Landlord's interest is not obligated to honor payment of the refurbishment allowance, the failure to pay the refurbishment allowance shall be considered in determining the Fair Market Renewal Rate.

                  (e) Tenant shall exercise any Extension Option by written notice to Landlord no later than eighteen (18) months prior to expiration of the then current Lease term. If Tenant does not so exercise an Extension Option, the Lease shall expire on the Expiration Date specified in the then current lease. At any time prior to the exercise of an Extension Option, and at the request of Tenant, Landlord will provide Tenant with a nonbinding estimate of Landlord's rental rate for an upcoming extension term.

                  (f) Landlord shall furnish its rental rate to tenant at least twelve (12) months prior to expiration of the then current Lease Term. Landlord and Tenant shall attempt to reach agreement as to the Fair Market Renewal Rate at least one hundred twenty (120) days prior to the



                                  Exhibit C-1
commencement of the applicable Extension Term, and failing to reach such agreement the Fair Market Renewal Rate shall be determined as follows:

                  Within fifteen (15) days after the expiration of the above-mentioned one hundred twenty (120) day period, Landlord and Tenant shall each identify an impartial person to act as a valuation expert and notify the other thereof. The expert specified in each such notice must be a commercial real estate professional conducting business in Seattle, Washington and having not less than ten (10) years active experience as a real estate professional in the downtown office leasing market in Seattle, Washington. If either party fails to appoint an expert within such fifteen (15) day period, then the determination of the expert first appointed shall be final, conclusive and binding on both parties.

                  If requested by either party, the named experts shall conduct a hearing at which both Landlord and Tenant may introduce evidence and argument as to the Fair Market Renewal Rate. The hearing shall last no more than two (2) days, and shall not be subject to the rules of evidence or discovery.

                  The named experts shall together determine the Fair Market Renewal Rate. If the experts fail to agree on the Fair Market Renewal Rate within thirty (30) days of their appointment and the difference in their conclusions about Fair Market Renewal Rate is ten percent (10%) or less of the lower of the two determinations, Fair Market Renewal Rate shall be the average of the two determinations.

                  If the two experts fail to agree on Fair Market Renewal Rate and the difference between the two determinations exceeds ten percent (10%) of the lower of the two determinations, then they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). Within twenty days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Base Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the two closest appraisals (in dollar amount) shall be averaged to determine the Fair Market Rent. Landlord and Tenant shall each execute and deliver an agreement confirming annual rent for the Extension Term.

                  Landlord and Tenant shall each pay the fees of any expert appointed by Landlord and Tenant, respectively, and Landlord and Tenant shall each pay one-half (1/2) of the fees of the Neutral Appraiser, if any.

          2. Storage Space. Upon Tenant's request, Landlord shall provide upon Tenant's occupancy (or later, at Tenant's election) approximately 1,924 usable square feet of storage space on the thirteenth (13th) Floor of the Building (the "Tower Storage Space"). Rent for the Tower Storage Space for the initial term of the Lease shall be twelve dollars ($12) per usable square foot for the first five (5) Lease Years and thirteen dollars ($13) per usable square feet for the second five (5) Lease Years. The Tower Storage Space will not be included in Tenant's Pro Rata Share or in the calculation of the net rentable area of the Building. Rates for the Tower Storage Space during the Extension Terms shall be adjusted to then market rates using the same process used for the determination of Extension Term Rent. Load limits in the Tower Storage Space may not exceed 75 pounds per square foot.

          If Landlord constructs the new parking facility, Landlord will make available for lease by Tenant any storage space contained within the parking facility (up to 1,000 square feet of storage space) at a rate of $12 per square foot during the first five (5) Lease Years, $13 per square foot during the second five (5) Lease Years, and at market rates for any Extension Terms. If Landlord constructs the new parking facility, Landlord will consult with Tenant regarding the opportunity to develop storage space in the parking facility and the anticipated storage needs of Tenant.

          3. Satellite Dish/Antenna: Tenant shall have the right to install one or more satellite dishes and/or antennas on the Building at no additional charge, provided such installation complies with all applicable laws and codes and subject to any preexisting satellite dishes or antennae, and subject to the terms and conditions of Section 36 of this Lease.



                                  Exhibit C-2

         4.       Arbitration for Construction Matters.

                  (a) Applicability: Joinder; Statute of Limitations. All disputes, controversies and claims arising out of or relating to the construction of the Tenant Improvements in the Premises shall be settled by expedited mandatory arbitration as set forth in this Section 4. All statutes of limitations which would otherwise be applicable and any limitations upon claims set forth in this Agreement shall apply to any arbitration proceeding under this
Section 4.

                  (b) Notice of Demand. Either party may demand arbitration by notifying the other party in writing in accordance with the notice provisions of
Section 4. The notice shall describe the reasons for such demand, the amount involved, if any, and the particular remedy sought, and shall specifically reference the required five (5) day response time specified in Subsection (c) below. The notice shall also list the name of one arbitrator qualified in accordance with Subsection (d).

                  (c) Response. The party that has not demanded arbitration shall respond to the notice of demand within five (5) calendar days of receipt of such notice by delivering a written response in accordance with the notice provisions of Section 4. The response shall list the name of a second arbitrator qualified in accordance with Subsection (d). The response shall also describe counterclaim, if any, the amount involved, and the particular remedy sought.
If a party fails to respond timely to the notice of demand, the arbitrator selected by the party making such demand under Subsection (b) shall resolve the dispute, controversy or claim within seven (7) calendar days of the deadline for response

                  (d) Qualified Arbitrator. Any arbitrator selected in accordance with Subsections (b) and (c) shall be any natural person not employed by either of the parties or any parent or affiliated partnership, corporation or other enterprise thereof, who shall also be a construction professional with at least ten (10) years experience in the downtown Seattle real estate market.

                  (e) Appointment of Third Arbitrator. If a party responds timely to a notice of demand for expedited arbitration under Subsection (c), the two arbitrators shall appoint a third arbitrator who shall be qualified in accordance with Subsection (d). Such third arbitrator shall be appointed within seven (7) calendar days of receipt by the party demanding arbitration of notice of response provided for under Subsection (c). If the two arbitrators fail to timely appoint a third arbitrator, the third arbitrator shall be appointed by the parties if they can agree within a period of five (5) calendar days. If the parties cannot timely agree, then either party may request the appointment of such third arbitrator by the Presiding Judge of the Superior Court of King County, Washington; provided that the other party shall not raise any question as to the court's full power and jurisdiction to entertain such application and to make such appointment.

                  (f) Arbitration Hearing: Discovery; Venue. The arbitration hearing shall commence within five (5) calendar days of appointment of the third arbitrator as described in Subsection (e). The hearing shall in no event last longer than two (2) calendar days. There shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrators; and any such discovery or dispositive motion practice permitted by the arbitrators shall accommodate to the maximum extent practical the time limits contained herein. The arbitrators shall not be bound by any rules of civil procedure or evidence, but rather shall consider such writings and oral presentations as reasonable business persons would use in the conduct of their day to day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrators may determine to be appropriate. It is the intention of the parties to limit live testimony and cross examination to the extent absolutely necessary to insure a fair hearing to the parties on significant and material issues. Venue of any arbitration hearing conduct pursuant to this agreement shall be in Seattle, Washington. It is also the intention of the parties that any such arbitration shall not interfere with the continued construction of the Tenant Improvements, and unless the dispute in question makes it impossible for such construction to continue, the pending arbitration shall not affect such construction schedule.

                  (g) Decision. The arbitrators' decision shall be made in no event later than seven (7) calendar days of the commencement of the arbitration hearing described in Subsection (f). If three (3) arbitrators are appointed, a majority decision shall prevail. The award shall be final and judgment may be entered in any court having jurisdiction thereof. The arbitrators may award specific performance of this Agreement. The arbitrators may also require remedial measures as part of any award. The arbitrators may award attorneys' fees and costs to the more prevailing party.



                                  Exhibit C-3

     5. Right of First Opportunity to Lease Additional Space. Tenant shall have an ongoing Right of First Opportunity to lease additional space in the Building in accordance with the provisions of this Section 5. In the event PMC or the successor to the PMC space in the Building, elects to relinquish all or a portion of its space in the Building, and if such additional space has been added to the premises demised to Landlord as tenant under the Ground Lease, and is not subject to "medical use" restrictions as provided in the Restriction Documents, or if the space on the first floor of the Building not leased to Tenant becomes available, Landlord shall give Tenant written notice specifying the amount of space available and the date upon which space is available. If Tenant wishes to lease such space, Tenant shall respond in writing to Landlord's notice within ten (10) business days after receipt of Landlord's notice. Tenant's lease of such space shall be upon all of the terms and conditions contained in this Lease, including Rent, except that the Allowance payable to Tenant for such space shall be prorated based upon the portion of the original term then remaining. No Additional Allowance shall be available for such space. If Tenant elects not to lease such space, or if Tenant fails to respond within the 10-day period, Landlord shall be free to lease such space to such tenants and upon such terms as Landlord may desire, subject to the Right of First Offer described in Section 6 below of this Exhibit C.

     6. Right of First Offer. Tenant shall have an ongoing Right of First Offer to lease available space in the Building in accordance with the provisions with this Section 6. In the event PMC, or the successor to the PMC space in the Building, has relinquished all or a portion of its space in the Building, and if such additional space has been added to the premises demised to Landlord as tenant under the Ground Lease, and is not subject to "medical use" restrictions as provided in the Restriction Documents or if the space on the first floor of the Building not leased to Tenant becomes available, then, upon Landlord's decision to present a proposal to a prospective tenant, but prior to Landlord's entry in negotiations with such tenant or other tenants for the available space in the Building, Landlord shall provide Tenant with written notice specifying the amount of space that is being proposed and the proposed commencement date. If Tenant wishes to lease such space, Tenant shall respond in writing to Landlord's notice within ten (10) business days after receipt of Landlord's notice. Tenant's lease of such space shall be upon all of the terms and conditions contained in this Lease, including Rent, except that the Allowance payable to Tenant for such space shall be prorated based upon the portion of the original term then remaining. No Additional Allowance shall be available for such space. If Tenant elects not to lease such space, or if Tenant fails to respond within the 10-day period, Landlord shall be free to lease such space to such tenants and upon such terms as Landlord may desire, and the Right of First Opportunity described in Section 5 of this Exhibit C shall not apply. Notwithstanding the foregoing sentence, if Landlord has not leased all such space within one hundred eighty (180) days after delivery of Landlord's Notice (provided that such period may be extended by an additional 180 days if Landlord has entered into a letter of intent as to such space within the initial 180-day period), Landlord again shall be required to comply with the provisions of this Section 6 with respect to any such space not so leased to third parties.

     7. Expansion of Right of First Opportunity and Right of First Offer. If and to the extent that certain property referred to as "Parcel C" in the REA is leased by PMC to Landlord, Parcel C shall become subject to the Right of First Opportunity and Right of First Offer set forth above except that the Rent applicable to premises outside the Building shall be set at Fair Market Rent determined pursuant to Section 1 of this Exhibit C (excluding, however, any requirement for Landlord to provide any refurbishment allowance in connection therewith).

     8. Right of First Opportunity to Lease Rooftop. Tenant shall have an ongoing right of first opportunity to lease space on the rooftop of the Building for antenna and similar telecommunication purposes. If Landlord desires to lease space on the rooftop of the Building for antenna and similar telecommunication purposes, Landlord shall give Tenant written notice of Landlord's desire to do so (the "Rooftop Notice"). If Tenant wishes to lease such rooftop space, Tenant shall respond in writing to the Rooftop Notice within 10 business days after receipt of the Rooftop Notice. Tenant's lease shall be on market terms and conditions, consistent with terms for rooftop leases at other facilities owned or managed by Landlord or entities under common control with Landlord. Any dispute as to such terms and conditions (including market rents) shall be resolved by arbitration in the same manner as set forth in Section 4 above.

     If Tenant elects not to lease such space, or if Tenant fails to respond within the 10-day period following the Rooftop Notice, Landlord shall be free to lease such rooftop space on market terms and conditions to such tenants as Landlord may determine. Notwithstanding the foregoing, if Landlord has not leased all rooftop space within 180 days after delivery of the Rooftop Notice (provided that such period may be extended by an additional 180 days if Landlord has entered into a letter of intent



                                  Exhibit C-4
as to such rooftop space within the initial 180-day period), Landlord shall again be required to comply with the provisions of this Section 8 before leasing remaining rooftop space to third parties.

     The provisions of this Section 8 shall not apply to the 10% of the rooftop space required to be provided to Tenant at no additional charge pursuant to
Section 36 of the Lease. In addition, the provisions of this Section 8 shall not apply to the rights of parties under the Existing Rooftop Leases.

     9. Unused Allowance. If in connection with the exercise of the Right of First Opportunity or Right of First Offer set forth above, Tenant elects not to use all of the Allowance available to Tenant, Tenant shall be entitled to a reduction in Rent equal to the amount of the unused allowance amortized over the remaining Term of the Lease at 12.9% per annum.

     10. REA Matters. Pursuant to the terms of the Ground Lease, PMC may not amend the REA or revise the rules and regulations referenced herein without the prior approval of Landlord. During the term of this Lease, Landlord agrees not to approve any amendments to the REA or revisions to the rules and regulations referenced therein without the prior approval of Tenant, which approval shall not be unreasonably withheld or delayed. Tenant agrees to comply with the REA and the rules and regulations referenced therein during the term of the Lease.

     11. High Technology Tax Deferral. The Rent payable hereunder may be reduced by the High Technology Sale/Use Tax Deferral that Tenant and Landlord may receive from the Washington State Department of Revenue. Tenant (with the cooperation of Landlord) shall apply for the tax deferral as soon as practicable and shall diligently pursue obtaining the deferral. The reduction in the Rent will be spread over the first eight (8) Lease Years of the Term to reflect one hundred percent (100%) of the tax credits and deferrals realized by Landlord pursuant to the applicable legislation (RCW 82.63). The aggregate amount of such credit shall be divided by 96 (eight years times twelve months per year) and the quotient shall be the amount of the credit in monthly rent attributable to this tax deferral (the "Tax Credit"). Tenant shall initially pay the Rent without deduction for the Tax Credit, and upon receipt of such payments Landlord shall deposit the Tax Credit into a separate interest-bearing account (with interest accruing to the benefit of Tenant, subject to the terms of this Section), until the balance in such account, including accrued interest, equals the amount of such tax deferral plus penalties and interest, if any that would have to be repaid to the Washington State Department of Revenue at that time if the tax deferral was terminated. Once the balance of that account equals the repayment obligation, Tenant may deduct the full Tax Credit from monthly Rent, and Landlord shall release to Tenant all amounts in that account in excess of then current repayment obligation until the balance of that account is reduced to zero. Landlord's obligations under this Section and Tenant's ability to benefit from the Tax Credit are expressly conditioned on Tenant continuing to comply with the requirements imposed on a tenant of the tax deferral law, and Tenant hereby so covenants to comply with that law. The rent credit calculation will be made no later than thirty (30) days after Landlord has received both a final billing from the contractors constructing the Landlord's Work and Tenant Improvements and a determination of qualification for such credit from the Washington State Department of Revenue.

     Any assignment of this Lease by Landlord, whether voluntary or through involuntary assignment or transfer such as bankruptcy or foreclosure, shall automatically and without further action by either party cause an assignment of the Tax Credit account to the assignee (and the parties shall execute such documents as necessary to reflect such assignment).

     12. Decorative Star. Pursuant to the terms of the REA, Landlord agreed to cooperate with PMC regarding the preservation of the holiday tradition of placing a decorative star on the Building. Notwithstanding the terms of the REA, Landlord will not permit such star to be installed or displayed on the Building after Tenant has taken occupancy of the Premises without the prior approval of Tenant.




                                  Exhibit C-5

                                    EXHIBIT D

                          BASE BUILDING SPECIFICATIONS





BASE BUILDING SPECIFICATIONS

A.        SERVICE CORE

B.        EXTERIOR WALLS

C.        FLOORS

D.        DECKS

E.        MECHANICAL

F.        CEILING

G.        ELECTRICAL/POWER

H.        LIGHTING

I.        DOORS

J.        LIFE SAFETY

K.        ELEVATORS AND FREIGHT FACILITIES

L.        PARKING

M.        SECURITY

                                   EXHIBIT D

                          BASE BUILDING SPECIFICATIONS


BASE BUILDING CORE

A.   SERVICE CORE

1. At all levels, except the 1st floor, the elevator lobby and core walls shall be ready for Tenant finish (fire taped).

2.   1st floor elevator lobby installed and complete.

3. Stairways as required by code. Floors normally locked from stairwell; could be accessed by cardreader at Tenant expense.

4.   Electrical and telephone rooms and mechanical shafts on each floor.

5. Electrical closets complete with service distribution panel boards and transformers.

6. Six janitor closets will be provided, located approximately on every other floor.

7.   Men's and women's washrooms on each floor finished with:

     a. Ceramic tile on floors and wet walls, up to approximately one foot below ceiling.

     b.   Other walls and ceilings finish painted.

     c. Vanities, cubicles, accessories, fixtures, trim lighting and all mechanical and plumbing services complete, including hot water.

     d.   In compliance with all applicable laws and codes.

     e. Fixture quantity per base building code; additional fixtures at Tenant expense. All Base Building restroom finishes to be comparable in cost to the Second & Seneca Building.

8. All hardware, including locking devices and closures for utility rooms and stairwells, excluding hold opens. No locking devices in restrooms except in stalls.

9.   Water and drainage on each floor.

     a.   Access at the core to domestic water, drainage and vent systems.

     b.   Two (2) wet columns per floor, to be located by Amazon.

     c. One (1) drinking fountain per floor, with chilled water installed, as per applicable code.

     d.   Water heating system for hot water installed at the restroom only.

10.  Communication sleeves provided for:

     a. Telephone and data communication cables to each floor. (Cabling and wiring not included).

     b. Cables and wiring from the roof to each floor for antenna and data transmission (Cabling and wiring not included).

11.  Access to utility telephone serve will be provided through existing risers.

B.   EXTERIOR WALLS

1.   Perimeter walls:

     a. Seismic upgrade per code (where required), including metal studs and insulation.

     b.   Plaster or drywall where existing.

     c.   Metal studs and insulation at new portion of tower.

2.   The interior of the perimeter windows to be prepared and paint ready.

C.   FLOORS

1. The existing building supports a maximum live load of 60 lbs. per square foot and a partition load of 20 lbs. per square foot, except that at floor 13, the maximum load shall be 75 lbs. per square foot. Any additional loading capacity required for a cafeteria or other tenant uses, shall be at the tenant's expense.

2.   Smooth and ready to receive carpet.

D.   DECKS

1. Mechanical equipment located on decks, that is not required for the tower upgrade, will be removed. Code-required handrails will be installed on the decks located on level 8 and 9, on the newer portion of the tower. For these and any other decks that the tenant would like to utilize, all upgrades, including structural, code-required and finishes to accommodate access, will be at the tenant's expense.

E.   MECHANICAL

HVAC system and design criteria shall comply with ASHRAE and other pertinent codes. In no event shall compliance with ASHRAE and other codes reduce the HVAC requirements as outlined in this section.

1. The building HVAC system is designed for 250 rentable square feet per person.

2. Air Conditioning shall be sized on building load, plus occupant and heat gain, per the 1997 Washington State Energy Code and Washington State Ventilation and Air Quality Code. Minimum outside air ventilation rates at 20 CFM per person.

3. HVAC shall be a system designed to provide zones, each of 1200 usable square feet maximum. Usual zones are 1 per conference room, approximately up to 4 offices on one zone or any average of 1,000 square feet in open office.

4.   HVAC systems to service core, utility rooms and restrooms on all floors.

5. Central heating and air-cooling equipment with necessary controls, main A/C duct trunk line and main fan system installed and operational.

6.   Heating energy source shall be electric.

7.   Toilet exhaust systems to be designed to accommodate 2 CFM per sq. ft.

8. Fresh air ventilation shall be provided to satisfy local energy codes for office buildings or appropriate ASHRAE standards, whichever is more stringent.

F.   CEILING

1.   Installed in 1st floor lobby, restrooms and elevator cab only.

2. Existing ceiling areas are to be stripped of existing suspended ceilings and abandoned mechanical and electrical systems and equipment.

G.   ELECTRICAL/POWER

Landlord shall provide in the Base Building a minimum of eight (8.0) watts per usable square foot including adequate K13 transformers and panels for electrical power, HVAC and lighting requirements.

NOTE: These are demand loads and do not include base-building equipment power requirements.

1. No high voltage risers; 480 V riser to provide minimum of 8.0 watts per square foot.

2.   Utility company transformers are provided.

3. System provides minimum of 1.2 watts per square foot per Seattle energy code standards for lighting and 5.0 watts per square foot for receptacles.

4. Life safety systems and all emergency lighting will be backed up by an emergency generator.

5. Emergency lighting as required by code at the shell and core only will be provided.

6.   The landlord shall pay for utility costs during tenant build-out.

7. Provisions for both general and clean isolated ground and (dedicated) power circuits Tenant to clarify requirements. (Cabling and wiring not included).

8. The Building shall accommodate installing local emergency generators and fuel tank for tenant use only at any point during the lease term, at Tenant's expense; location to be established by mutual agreement.

9. The capability for separate metering or monitoring. Meters or monitors at Tenant expense. (PacMed will be separately metered.)

10.  Isolated ground at each electrical closet.

H.   LIGHTING

1. Installed and operating in main lobby, stairwells, elevators, restrooms and utility rooms.

2. Emergency lighting required by code to have emergency power supply from emergency generator.

I.   DOORS

1. Doors for stairwells, electrical rooms and telephone rooms shall be provided. New solid core wood doors shall be installed for restrooms.

J.   LIFE SAFETY

1.   Sprinkler System

     a. The fire sprinkler system, including sprinkler risers and main loop, installed.

     b. Sprinkler heads installed and operational in the core, including concealed heads in main lobby, restrooms and utility rooms.

2. Firehose and extinguisher cabinets with extinguishers and/or hoses finished and installed at each stairwell as required by code.

3.   Smoke detectors in main lobby, restrooms and utility rooms.

4. Exit signs at the core illuminated with power shall be backed up by an emergency source or self-illuminating exit signs, or as required by code.

5.   Fire horns and exit signs at the core as required by code.

K.   ELEVATORS AND FREIGHT ELEVATORS

Elevator report on speed, average wait times and capacity to be provided for review by Tenant.

1. All passenger elevators installed, upgraded, and operational as designed (type, number, and design characteristics shall be specified).

2.   Freight elevator upgraded and operational as designed.

3. Truck height loading dock facilities is existing and available for tenant use.

Landlord shall provide in the Base Building twenty-four hour elevator use. Twenty-four hour access possible with card key access provided.

L.   PARKING

1.   Surface parking lot, garage and loading dock is existing & provided.

M.   SECURITY

1. Electronic pass systems installed and operational per design. Card key access on main entry doors and elevators only; excluded are any entry systems downstream of elevators (i.e. to/in Premises). Card key control at Premises (including Emergency stairwells) possible at Tenant's cost.

                                    EXHIBIT E

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT


         AGREEMENT made this _________________________ day of
_________________________, _________________________ ("Lender"), WRC.Com Tower
LLC, a Washington limited liability company, ("Borrower"), and Amazon.com., Inc., a Delaware corporation, ("Tenant").


                                    RECITALS

         Lender has made or is about to make a loan to Borrower in the amount of _________________________ DOLLARS ($ _________________________) to be evidenced by a deed of trust note in that amount to be secured by, among other things, a mortgage or deed of trust hereinafter collectively referred to as the "Mortgage" on Borrower's interest in and to those certain premises (the "Mortgaged Premises") situated, lying, and being in the City of Seattle, County of King, State of Washington, more particularly described on Exhibit A hereto together with all improvements now existing and hereafter constructed thereon.

         Tenant is now or is to become the tenant of a portion of the Mortgaged Premises (the "Demised Premises") under a lease made by Borrower with Tenant dated July __, 1998 (the "Space Lease"), which Space Lease is more particularly described on Exhibit B, attached hereto and incorporated herein.

         Tenant desires to be assured of continued occupancy of the Demised Premises under the terms of the Space Lease and subject to the terms of the Mortgage.

         NOW, THEREFORE, Tenant, Lender, and Borrower hereby agree:

         1. Tenant agrees that all of Tenant's rights under the Space Lease shall be fully subject and subordinate to the lien of the Mortgage, as the same may be extended, renewed, modified, or replaced, and to all of Lender's rights thereunder, subject to the provisions of this Agreement.

         2. Lender agrees with Tenant that so long as conditions do not exist entitling Borrower to declare the Space Lease at an end under the provisions of the Space Lease (including the expiration of all periods to cure), the Space Lease and the estate thereby created shall not be terminated, neither Tenant nor any subtenant or assigns of Tenant shall be joined by Lender or any holder of the Mortgage in any foreclosure proceedings. Possession or enjoyment of the Demised Premises by Tenant, subtenant, or assigns shall not be interfered with by or in any foreclosure action, sale, or other action or proceeding instituted under or in connection with the Mortgage, it being the express intention of Lender and Tenant that Tenant shall not be disturbed in its possession and use of the Demised Premises under the Space Lease for any reason other than the termination of the Space Lease in accordance with its terms or the eviction of Tenant under and in accordance with the terms of the Space Lease.

         3. In the event of foreclosure of the Mortgage, whether by legal action, pursuant to the power of sale therein contained or otherwise, or delivery of a deed to the Mortgaged Premises in lieu of foreclosure of the Mortgage, whereby the purchaser upon foreclosure or a grantee under a deed in lieu of foreclosure of the Mortgage has notified Tenant that it has succeeded to the ownership of all interests in the Demised Premises and the rights of the landlord under the Space Lease, then the Space Lease shall continue in full force and effect as a direct lease between such purchaser or grantee of the Demised Premises and Tenant, upon and subject to the terms, covenants, and conditions of the Space Lease, including the power of such purchaser or grantee as landlord thereunder to terminate the interests of Tenant under and in accordance with the terms of the Space Lease. Such purchaser or grantee will not disturb the possession of Tenant and will be bound by all of the landlord's obligations under the Space Lease, except such as are then not applicable or pertinent to the remainder of the term of the Space Lease and further except that such purchaser or grantee shall not (a) be liable for any previous act or omission of any prior landlord under the Space Lease (including Lender or any receiver appointed in any such foreclosure action or proceeding); (b) be subject to any offsets, defenses, or claims which have accrued to Tenant against said prior landlord (except that any events entitling Tenant to abatement or reduction in rent or lease termination under the terms of the Space Lease, with respect to which events notice shall have been given to Lender as provided below, shall continue to effect such abatement or reduction or right of termination if not remedied within the period for cure provided below); (c) be bound by any modification of the Space Lease, or by any prepayment of more than one month's rent made subsequent to the date hereof or by any waiver or forbearance on the part of landlord made subsequent to the date hereof that is materially adverse to the interest of such purchaser or grantee unless such modification, prepayment, waiver, or forbearance shall have been previously approved in writing by Lender or any subsequent holder of the Mortgage or such purchaser or grantee; (d) be bound for return of any deposit, letter of credit or other security device unless the same has been specifically transferred to such purchaser or grantee; (e) be bound by any obligation of the landlord in the construction of Tenant's improvements at the Demised Premises or the payment of any allowances in lieu thereof or any warranty of workmanship or materials or any other personal guaranty of the landlord under the Space Lease (provided nothing in this subsection (e) shall reduce the general maintenance and repair obligations of the landlord under the Space Lease); or (f) be liable for the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Demised Premises required under the Space Lease, or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Space Lease or, if insurance required to be carried by the Landlord under the Space Lease is in fact being carried as therein required, for the costs of any restoration in excess of the proceeds recovered under any insurance and any condemnation proceeds (except that this clause shall not affect Tenant's rights to rental abatements or reduction, or lease termination, as expressly provided in the Space Lease), provided, however, that notwithstanding the foregoing, if at any time such purchaser or grantee has succeeded to the ownership of the interest in the Mortgaged Premises described above and the rights of landlord under the Space Lease, the Space Lease is still in effect and there has not occurred a permanent abatement or reduction in rent thereunder, such purchaser or grantee shall have ten (10) days after the later to occur of such succession or the giving of notice to such purchaser or grantee of a condition which gives rise to a right to abate or reduce rent within which to correct such condition, and if such correction is effected within such time, Tenant will not assert the same as a cause for abatement or reduction in rent accruing after such correction is effected. Notwithstanding the provisions of clauses (e) and (f) of the preceding sentence, if such purchaser or grantee succeeds to the ownership of the Demised Premises and the rights of landlord under the Space Lease prior to the Commencement Date under the Space Lease, and proceeds with construction of the improvements as defined in the Space Lease, then Tenant shall have the rights under the Space Lease for the payment of the Allowance (or unpaid portion thereof) unless Tenant terminates the Space Lease in accordance with its terms.

         4. Tenant consents to the foregoing provisions of Paragraphs 2 and 3 hereof and agrees to be bound thereby. So long as Tenant has quiet enjoyment of the Demised Premises, Tenant further agrees (a) to attorn to and recognize as landlord under the Space Lease (i) Lender, when in possession of the Mortgaged Premises, (ii) a receiver appointed in an action or proceeding to foreclose the Mortgage, (iii) a purchaser upon foreclosure or a grantee under a deed in lieu of foreclosure of the Mortgage, or (iv) any subsequent purchaser of the Mortgaged Premises; (b) upon request, to execute and deliver to said person or entity any instrument or instruments in recordable form which may be necessary or appropriate to effect the performance of the agreements herein contained, provided that such instruments do not create, or risk the creation of increased risk of liabilities or obligations of Tenant; and (c) to be bound to perform all of the obligations of the tenant under the Space Lease.

         5. Notwithstanding anything in the Space Lease to the contrary, Tenant hereby agrees that Tenant will notify Lender unless Tenant has received written notice from Lender that the Mortgage has been reconveyed, in writing of any default(s) of the landlord under the Space Lease which would entitle Tenant to cancel the Space Lease or abate the rent payable thereunder, and no notice of cancellation or abatement shall be effective unless (a) Lender has received the aforesaid notice at its office address set forth below (or at such other place in the continental United States hereafter designated to Tenant from time to time in writing) and (b) Lender has been afforded an opportunity to cure such default(s) of landlord under the Space Lease within the applicable grace period provided under the Space Lease (measured from receipt of the aforementioned written notice) or, if such default(s) cannot reasonably be cured within such period, to commence to cure such default(s) within such period and diligently proceed therewith, provided, however, nothing herein shall affect rights of Tenant to terminate the Space Lease in whole or in part pursuant to the provisions of Sections 13 or 26 of the Space Lease. Tenant agrees that performance by Lender or its designee or assignee of any provision of the Space Lease shall satisfy any conditions of Tenant requiring performance by the landlord and if there is a default which is not capable of being cured by Lender and Lender has instituted judicial or nonjudicial proceedings to foreclose the Mortgage, Tenant agrees to waive such past defaults as to Lender or its respective nominee, designee, or assignee, provided that Lender or its respective nominee, designee, or assignee promptly effects a cure when it is capable of doing so (except that any events entitling Tenant to abatement or reduction in rent or rights to terminate the Space Lease under the Space Lease shall continue to effect such abatement, reduction, or termination rights).

         6. Tenant acknowledges and recognizes that the Space Lease will be assigned to Lender as collateral security for any loan made by Lender to Borrower, which assignment, among other things, will prohibit Borrower from thereafter modifying, terminating, or accepting surrender of the Space Lease or reducing, abating, or accepting prepayment of any rent under the Space Lease more than one calendar month in advance of its due date (without first obtaining the consent of Lender) and Tenant agrees to be bound by these restrictions.

     7. Nothing contained herein shall obligate Lender to perform the landlord's obligations under the Space Lease until such time as Lender shall become the owner of the Mortgaged Premises.

     8. This Agreement shall be binding upon the inure to the benefit of the respective successors and assigns of the parties hereto and cannot be changed or terminated orally.

     9. In the event of foreclosure of the Mortgage, whether by action, pursuant to the power of sale therein contained or otherwise, or delivery of a deed to the Mortgaged Premises in lieu of foreclosure of the Mortgage, and the subsequent transfer of the Mortgaged Premises by the purchaser upon foreclosure or grantee under a deed in lieu of foreclosure, such transferring purchaser or grantee shall be automatically relieved of any and all obligations and liabilities hereunder and under the Space Lease accruing from and after the date of such transfer, provided the transferee of such transfer assumes such obligations and liabilities in writing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     LENDER:                       ____________________________________________


                                   By___________________________________________
                                     Its________________________________________



     BORROWER:                     WRC.COM TOWER LLC, A Washington
                                   limited liability company


                                   By:  WRIGHT RUNSTAD ASSOCIATES
                                        LIMITED PARTNERSHIP, a
                                        Washington limited partnership, its
                                        sole member

                                        By:  WRIGHT RUNSTAD &
                                             COMPANY, its general
                                             partner


                                             By:  ______________________________

                                                  ______________________________

     TENANT:                            Amazon.com, Inc., a Delaware corporation


                                        By______________________________________
                                          Its___________________________________

STATE OF WASHINGTON )
                    )    ss.
COUNTY OF KING      )


     I certify that I know or have satisfactory evidence that _______________________ is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the __________ of Wright Runstad & Company, a Washington corporation, the general partner of Wright Runstad Associates Limited Partnership, a Washington limited partnership, the sole member of WRC.COM Tower LLC, a Washington limited liability company, to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument.

     Dated this ___ day of _______________, 1988.


                                         _______________________________________
                                         (Signature of Notary)

                                         _______________________________________
                                         (Legibly Print or Stamp Name of Notary)

                                         Notary public in and for the state of
                                         Washington, residing at _______________

                                         My appointment expires ________________


STATE OF DELAWARE )
                  )   ss.
COUNTY OF ______  )


     I certify that I know or have satisfactory evidence that _____________ is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the ____________ of Amazon.com, Inc., a Delaware corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

     Dated this ____ day of ____________, 1998.



                                         _______________________________________
                                         (Signature of Notary)

                                         _______________________________________
                                         (Legibly Print or Stamp Name of Notary)

                                         Notary public in and for the state of
                                         Delaware, residing at _________________

                                         My appointment expires ________________

                                   EXHIBIT F



                                     [MAP]



                                  LOCATION OF
                            TRANSIENT PARKING SPACES

                                   EXHIBIT G



                                           Estimated Costs 1999
                                     -------------------------------
                                        $/SF                 Total
                                     ----------           ----------
Energy                                 $1.36              $  390,641
Cleaning                               $1.21              $  348,768
Electrical                             $0.0575            $   16,514
HVAC                                   $0.1825            $   52,410
Plumbing                               $0.0335            $    9,634
Other Utilities                        $0.2330            $   66,924
Elevators                              $0.1602            $   46,012
General Building                       $1.3371            $  348,062
Administration                         $0.4732            $  135,919
Leasing                                $0                 $        0
Common Area Alterations                $0.1109            $   31,850
Other Repairs                          $0.0409            $   11,740
Insurance                              $0.1300            $   37,340
Real Estate Taxes                      $1.85              $  531,382
   TOTAL VARIABLE & FIXED EXPENSES     $7.18              $2,063,196

                                    EXHIBIT H

                          List of Restriction Documents


  1. Interlocal Cooperation Agreement between Pacific Hospital Preservation and Development Authority and King County.

  2.     Interlocal Cooperation Agreement between the City of Seattle and King
         County.

  3.     Quit Claim Deed recorded under King County Recording No. 8112010772.

  4. Modification and Partial Abrogation of Conditions Subsequent and Partial Release of Mortgage.

  5.     Insurance Allocation Agreement.

  6.     Reciprocal Easement Agreement.

  7.     Tower and Adjacent Property Lease Agreement.

  8.     North Lot Lease Agreement.

  9. Each of the exceptions to title set forth in the Commitment for Title Insurance issued by First American Title Insurance Company under Order No. 371727-5, effective February 9, 1998 at 7:30 a.m. and all supplements thereto as of the date of the Lease.

                                    EXHIBIT I
                                   ARBITRATION


Any dispute, controversy or claim arising out of Section 10(h) of this Lease shall be settled by expedited mandatory arbitration as set forth in this
Exhibit I.

1.       NOTICE OF DEMAND:

         Either party may demand arbitration by notifying the other party in writing in accordance with the notice provisions of the Lease. The notice shall describe the reasons for such demand, the amount involved, if any, and the particular remedy sought.

2.       RESPONSE:

         The party that has not demanded arbitration shall respond to the notice of demand within ten (10) calendar days of receipt of such notice by delivering a written response in accordance with the notice provisions of the Lease. The response shall also describe counterclaims, if any, the amount involved, and the particular remedy sought.

3. SELECTION OF ARBITRATORS: If the amount in dispute is $100,000 or less, the dispute shall be resolved by a single arbitrator. If the parties cannot agree on a single arbitrator within 30 days after the arbitration demand, then either party may request the appointment of such arbitrator by the Seattle office of the American Arbitration Association.

         If the amount in dispute exceeds $100,000, the dispute shall be resolved by three arbitrators. If the parties cannot agree on the arbitrators within 30 days of the arbitration demand, either party may request the appointment of the arbitrators by the Seattle office of the American Arbitration Association.

         Each arbitrator (however selected or appointed) shall be a natural person not employed by either party or any parent or affiliated partnership, corporation or enterprise thereof with at least 10 years real estate law experience or 10 years commercial real estate management experience.

4.       ARBITRATION HEARING; DISCOVERY; VENUE:

         The arbitration hearing shall commence within thirty (30) calendar days of appointment of the sole or third arbitrator as described in Section 3. The hearing shall in no event last longer than two (2) calendar days. There shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrator(s); and any such discovery or dispositive motion practice permitted by the arbitrator(s) shall not in any way conflict with the time limits contained herein. The arbitrator(s) shall not be bound by any rules of civil procedure or evidence, but rather shall consider such writings and oral presentations as reasonable business persons would use in the conduct of their day to day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. It is the intention of the parties to limit live testimony and cross examination to the extent absolutely necessary to insure a fair hearing to the parties on significant and material issues. Venue of any arbitration hearing pursuant to this Exhibit I shall be in Seattle, Washington.

5.       DECISION:

         The arbitrator(s)' decision shall be made in no event later than ten
(10) calendar days after the commencement of the arbitration hearing described in Section 4. The award shall be final and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award specific performance if appropriate to implement the decision of the arbitrator(s). The arbitrator(s) may also require remedial measures as part of any award. The arbitrator(s) in their discretion may award attorneys' fees and costs to the more prevailing party including the fees of the arbitrator(s). Otherwise, the fees of a single or third arbitrator shall be split equally between the parties, and the fees of an arbitrator appointed by a party shall be paid by such party. If the dispute includes three arbitrators and the arbitrators do not reach a unanimous decision, the decision of a majority of the arbitrators shall prevail.

                                   EXHIBIT J

                      EXAMPLE OF CALCULATION TO DETERMINE
                            EARLY REPLACEMENT COSTS*

HOURS OF OPERATION - NORMAL OCCUPANCY

------------------------------------------------------------------------------------------------------------------------------
                                                                  NORMAL OCCUPANCY
                   -----------------------------------------------------------------------------------------------------------
 Equipment             Monday      Tuesday   Wednesday   Thursday     Friday     Saturday     Sunday
                   ------------------------------------------------------------------------------------- Total Hrs  Total Hrs
                     Day  Night  Day  Night  Day  Night  Day  Night  Day  Night  Day  Night  Day  Night  per Week   per Year
------------------------------------------------------------------------------------------------------------------------------
 Chillers             11    1     11    1     11    1     11    1     11    1     5     2     0     3       70        3640
 Pumps                11    1     11    1     11    1     11    1     11    1     5     2     0     3       70        3640
 Air Handling Units   11    3     11    3     11    3     11    3     11    3     5     5     0     6       86        4472
 VAV Boxes            11    3     11    3     11    3     11    3     11    3     5     5     0     6       86        4472
 Cooling Tower        11    2     11    2     11    2     11    2     11    2     5     4     0     3       77        4004
------------------------------------------------------------------------------------------------------------------------------


HOURS OF OPERATION - 24 HOUR NORMAL OCCUPANCY

------------------------------------------------------------------------------------------------------------------------------------
                                                               24 HOUR OCCUPANCY
                   -----------------------------------------------------------------------------------------------------------------
                                                                                                                            Total
 Equipment             Monday      Tuesday   Wednesday   Thursday     Friday     Saturday     Sunday      Total    Total  Additional
                   ------------------------------------------------------------------------------------- Hrs per  Hrs per  Hrs per
                     Day  Night  Day  Night  Day  Night  Day  Night  Day  Night  Day  Night  Day  Night    Week     Year     Year
------------------------------------------------------------------------------------------------------------------------------------
 Chillers             12    12    12    12    12    12    12    12    12    12    12    12    12    12     168      8736      5096
 Pumps                12    12    12    12    12    12    12    12    12    12    12    12    12    12     168      8736      5096
 Air Handling Units   12    12    12    12    12    12    12    12    12    12    12    12    12    12     168      8736      4264
 VAV Boxes            12    12    12    12    12    12    12    12    12    12    12    12    12    12     168      8736      4264
 Cooling Tower        12    12    12    12    12    12    12    12    12    12    12    12    12    12     168      8736      4732
------------------------------------------------------------------------------------------------------------------------------------

* This Exhibit is an illustration only of a potential method to calculate Landlord's Early Replacement Cost. Any dispute as to the manner to calculate Landlord's Early Replacement Cost shall be subject to arbitration as provided in the Lease.

                                   .COM TOWER


ACCELERATION


------------------------------------------------------------------------------------------------------------------------------------
                NORMAL OPERATION                     24 HOUR OPERATION                  ACCELERATION
             -----------------------------------------------------------------------------------------------------------------------
               Anticipated      Hours of      Anticipated     Hours of       Anticipated     Years of      Months of     Hours of
Equipment     Life in Years  Operation/Year  Life in Hours  Operation/Year  Life in Years  Acceleration   Acceleration  Acceleration
                                                                            (24 Hour Use)
------------------------------------------------------------------------------------------------------------------------------------
Chillers                 25           3640           91000           8736           10.42         14.58        175.00        30,333
Pumps                    25           3640           91000           8736           10.42         14.58        175.00        30,333
Air Handling Units       25           4472          111800           8736           12.80         12.20        146.43        25,381
VAV Boxes                15           4472           67080           8736            7.68          7.32         87.86        15,229
Cooling Tower            25           4004          100100           8736           11.46         13.54        162.50        28,167
------------------------------------------------------------------------------------------------------------------------------------

REPLACEMENT COSTS

------------------------------------------------------------------------------------------------------------------------------------
                         Todays    Normal Operation      Months of    Quantity     Replacement        Hours of       Replacement
Equipment                 Cost       Useful Life       Acceleration                    Cost         Acceleration    Cost per Hour
                                      (months)                                   for Acceleration                  for Acceleration
------------------------------------------------------------------------------------------------------------------------------------
Chiller (450T)         $190,000              300            175.00          1           $110,833         30,333             $3.65
Chiller (250T)         $120,000              300            175.00          1            $70,000         30,333             $2.31
Pumps                   $19,000              300            175.00          9            $99,750         30,333             $3.29
Air Handling Units      $54,000              300            146.43         32           $843,429         25,381            $33.23
VAV Boxes                $4,000              180             87.86        250           $488,095         15,229            $32.05
Cooling Tower          $120,000              300            162.50          1            $65,000         28,167             $2.31
------------------------------------------------------------------------------------------------------------------------------------
Total per Hour Cost of Acceleration                                                                                        $76.84
Total Replacement Costs for Acceleration (unescalated)                                $1,677,107

                                    EXHIBIT K



         Tenant shall be entitled to allow its employees to bring pets to the Premises, and Landlord consents to the same, subject to the following terms and conditions:

         1. Tenant shall first establish a policy and regulations governing the types of pets, the number of pets within types (e.g. number of fish, number of dogs, etc.); methods of handling, including but not limited to a "code of pet conduct," supervision/leash standards for where the pets can be "walked", waste handling, and enforcement provisions regarding the above. The purpose of the policy and regulations shall be to insure (i) that pets do not cause damage to the Premises, the Building, the Property or other Common Areas; (ii) that pets do not disturb any other tenant or user of the Building or the Property; and
(iii) that pets do not leave uncollected waste or increase Common Area or exterior maintenance obligations of Landlord hereunder. Tenant's policy and regulations shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld. Landlord shall be entitled to require reexamination and revisions to the policy and regulations at any time that Landlord determines in its reasonable discretion that the purposes of the policy and regulations are not being adequately achieved.

         2. Landlord shall be entitled to suspend or terminate the right of Tenant to allow employees to bring pets to the Premises in the event of continuing and material violations to the policy and regulations referenced above or the failure of Tenant to enforce such policy and regulations in a timely and effective manner.

         3. All pets must be kept within the Premises, and may not be kept in Common Areas, lobbies or in exterior areas of the Property. Pets may be walked only in areas to the north of the Building, and no pets shall be permitted in areas south of the Building or in the "Commons" area.

         4. All pets must enter and exit the Premises through the secondary lobby in the basement of the Building.

         5. Tenant shall be liable for all damages caused by the presence or activities of pets within the Premises, in the Building, or on the Property, including any damage to elevators, lobby areas, doors, carpeting, windows and similar items.

         6. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, damages or injuries caused by any pets, including injuries to persons or property (i.e. dog bites, diseases, etc.).

         7. Tenant shall reimburse Landlord for all additional costs or expenses incurred by Landlord by virtue of the presence and activities of pets at the Property and in the Premises, including excess janitorial expenses in common and exterior areas, excess landscaping costs, and similar costs. Such excess costs shall be paid in addition to Tenant's share of Operating Costs, and shall be paid promptly following Tenant's receipt of an invoice therefor.

         8. Landlord may terminate the right of Tenant to allow employees to bring pets to the Premises if, despite the implementation of the policy and regulations referenced above and compliance with the other provisions of this Exhibit K, Landlord reasonably determines that the presence of such pets (i) materially adversely affects the use and enjoyment of the remainder of the Building by users other than Tenant, or (ii) materially adversely affects the appearance, operation and maintenance of the Premises as a first class office or medical office building.

         Any dispute between Landlord and Tenant regarding the matters set forth in this Exhibit K shall be subject to arbitration pursuant to the provisions of
Exhibit I of the Lease. At the request of either party, any dispute shall first be mediated using JAMS or similar mediation services mutually approved by Landlord and Tenant.



                                      K-2